SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

NIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NIC INC.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
_________________

Notice of Annual Meeting of Stockholders
To Be Held May 1, 2012
_________________

Date:       May 1, 2012
Time:      10:00 a.m. CDT
Place:     Sheraton Overland Park Hotel at the Convention Center,
6100 College Boulevard, Overland Park, Kansas 66211

At the Annual Meeting of Stockholders, of NIC Inc. (the "Company") you will be asked to:

1.	Elect the Company's nominees as directors;

2.	Consider and cast an advisory vote upon the compensation of the Company's named executive officers as disclosed in these materials;

3.	Consider and vote upon the NIC Inc. Executive Incentive Plan;

4.	Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012; and

5.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on March 5, 2012 are entitled to vote at the Annual Meeting.  We hope that you will vote your shares as soon as possible.  You may vote by timely mailing a proxy card or you may vote your shares by timely returning the voting instruction form provided by your bank, broker or other nominee.  You may also vote by Internet, by telephone or in person at the Annual Meeting before the deadline provided in the proxy card.  Please review the instructions for the various voting options which are provided on the proxy card.

By Order of the Board of Directors

William F. Bradley, Jr.
Secretary
March 21, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 1, 2012:  The Proxy Statement and Annual Report to Stockholders are available to you at www.proxyvote.com.

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PROXY STATEMENT

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This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NIC Inc., a Delaware corporation ("NIC" or the "Company" or "we"), for NIC's Annual Meeting of Stockholders to be held at the Sheraton Overland Park Hotel at the Convention Center, 6100 College Boulevard, Overland Park, Kansas 66211 on Tuesday, May 1, 2012 at 10:00 a.m., local time, or any adjournment or postponement thereof (the “Annual Meeting”).  The Board of Directors encourages you to read this Proxy Statement and to vote on the matters to be considered at the Annual Meeting.

The Company will pay the cost, if any, of soliciting proxies.  NIC may supplement the mailed proxy solicitations by additional communications, which may include communications by mail, fax, telephone or personal delivery, but no additional compensation will be paid to directors, officers or employees for such solicitation. The Company will request brokers, banks and other nominees who hold shares of NIC common stock ("Common Stock") in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

The Company's Annual Report to Stockholders for 2011 is being mailed to stockholders with the Proxy Statement.  The Annual Report to Stockholders is not incorporated in this Proxy Statement and is not to be deemed part of the proxy soliciting materials.

Definitive copies of these proxy materials were first mailed to our stockholders entitled to vote on or about March 21, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 1, 2012:  The Proxy Statement and Annual Report to Stockholders are available to you at www.proxyvote.com.

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VOTING PROCEDURES AND RELATED MATTERS

Your vote is very important.

You can vote your shares at the Annual Meeting if you are present in person or represented by proxy.

Who can vote?

Stockholders of record as of the close of business on March 5, 2012 (also referred to as the Record Date) are entitled to vote. On that date, approximately 65,303,195 shares of Common Stock were outstanding and eligible to vote.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each share of Common Stock owned by you at the close of business on the Record Date.

What is the difference between a stockholder of record and a beneficial owner?

Most NIC stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by NIC. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting, or to vote by Internet or telephone. We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a proxy from your broker, bank, or other nominee and present it to the inspector of elections at the Annual Meeting with your ballot. Your broker, bank, or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or other nominee regarding how to vote your shares.

How do I vote?

If you are a stockholder of record, you may vote by telephone, on the Internet, by mail, or by attending the Annual Meeting and voting by ballot in person, each as described below. If you hold shares beneficially in street name, you may vote by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction form provided by your broker, bank, or other nominee.

Internet Voting.  To vote by Internet, follow the instructions on your proxy card that instruct you to vote at www.proxyvote.com up until 11:59 p.m., Eastern time, on the day before the Annual Meeting date. Most NIC stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction form provided by their brokers, banks or other nominees. Please check the voting instruction form for Internet voting availability.

Telephone Voting.  To vote by telephone, follow the instructions on your proxy card that instruct you to vote by calling the number specified on the proxy card up until 11:59 p.m., Eastern time, on the day before the Annual Meeting date. Most NIC stockholders who hold shares beneficially in street name may vote by telephone by calling the number specified on the voting instruction form provided by their brokers, banks, or other nominees. Please check the voting instruction form for telephone voting availability.

Voting By Mail. Stockholders not wishing to vote electronically on the Internet or by telephone, or whose voting instruction form does not reference Internet or telephone voting information, should follow these instructions for voting by mail. Stockholders of record of Common Stock may submit proxies by completing, signing, and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxies submitted by mail must be received no later than the day before the Annual Meeting date to ensure that they are counted. NIC stockholders who hold shares beneficially in street name may vote by mail by completing, signing, and dating the voting instruction form provided by their brokers, banks, or other nominees and mailing them in the accompanying pre-addressed envelopes.

Voting in Person. Stockholders of record of Common Stock may also vote their shares in person at the Annual Meeting. However, if your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker, bank, or other nominee) and bring it with you to the Annual Meeting. Signing and returning your proxy card or submitting your vote on the Internet or by telephone does not affect your right to vote in person at the Annual Meeting.

How will my votes be counted?

If you timely return your properly signed proxy card or voting instruction form, the shares they represent will be voted in accordance with your instructions.  If you timely return your properly signed proxy card or voting instruction form, but do not mark selections, the related shares will be voted (i) FOR the election of the nominees named herein as directors; (ii) FOR the compensation paid to the Company's named executive officers, as disclosed herein; (iii) FOR approval of the NIC Inc. Executive Incentive Plan; and (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction form, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter.  Under applicable rules, brokers, banks and other nominees have the discretion to vote on "routine" matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on matters that are not considered "routine."  The following proposals are not considered routine matters: (i) the election of directors, (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials, and (iii) the approval of the NIC Inc. Executive Incentive Plan. Consequently, if you do not provide your broker, bank or other nominee with your voting instructions for any of these proposals, the broker, bank or other nominee cannot vote your shares on that proposal, which is referred to as a "broker non-vote."

The enclosed proxy card or voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters.

What vote is required?

Business cannot be conducted at the Annual Meeting unless a quorum is present.  In order to have a quorum, a majority of the shares of Common Stock that are outstanding and entitled to vote at the meeting must be represented in person or by proxy. If there are not sufficient votes in attendance at the Annual Meeting in person or by proxy to constitute a quorum for approval of any matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum.

Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting and the director nominees who receive the most votes will be elected.  The affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to (i) approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials; (ii) approve the NIC Inc. Executive Incentive Plan; and (iii) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.

How are abstentions and broker non-votes counted?

Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present.  Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting, with the nominees obtaining the most votes being elected.  Because there is no minimum vote required for the election of directors, abstentions or withhold votes and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Abstentions are counted in determining the total number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will have the same effect as a vote against:  (i) the proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials; (ii) the proposal to approve the NIC Inc. Executive Incentive Plan; and (iii) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.  Broker non-votes are not counted in determining the number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will not affect the outcome of the voting on these proposals.

What is the effect of the advisory vote?

The vote of the stockholders regarding the compensation of our named executive officers as disclosed in these materials is an advisory vote, and the results will not be binding on the Board of Directors or the Company.  However, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will consider the outcome of the vote when making future executive compensation decisions.

What are the Board of Directors' recommendations?

The Board of Directors recommends that you vote all of your shares:

1.	FOR the election of the nine nominees named herein for director;

2.	FOR the compensation paid to the Company's named executive officers, as disclosed in these materials;

3.	FOR the approval of the NIC Inc. Executive Incentive Plan; and

4.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.

May I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by:

●	delivering a written notice to the NIC Corporate Secretary bearing a date later than the date on your proxy stating that you would like to revoke your proxy;

●	completing, executing and delivering a new, later dated proxy card for the same shares prior to the deadline specified on the proxy card and following the instructions on the proxy card;

●
logging onto the Internet website specified on your proxy card in the same manner you would do to submit your proxy electronically or by calling the telephone number specified on your proxy card (in each case if you are eligible to do so) prior to the deadline specified on the proxy card and following the instructions on the proxy card; or

●	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy.

Any written notice of revocation should be delivered to NIC Inc. Attention: Corporate Secretary, at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061, no later than the day before the Annual Meeting date to ensure that it is received in a timely manner.

If you are the beneficial owner of shares held in "street name" by your broker, bank or other nominee and you have instructed such broker, bank or other nominee to vote your shares, you must follow directions received from such broker, bank or other nominee to change those instructions.

Who are the proxies who will vote my shares at the Annual Meeting if I timely return my proxy card?

The Company has designated Harry H. Herington, the Company's Chairman of the Board and Chief Executive Officer, and William F. Bradley, Jr., the Company's Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary, with full power of substitution, to vote the authorized proxies during the Annual Meeting.

Who will assist in the distribution of proxy materials and tabulate the vote?

The Company has retained Broadridge Investor Communication Services to assist in the distribution of proxy materials and tally the vote.  The inspectors of election appointed for the Annual Meeting will certify the results.

Is my vote confidential?

It is the Company's policy to maintain the confidentiality of proxy cards, ballots, and voting tabulations that identify individual stockholders, except where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.  If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

Why did I receive only one set of proxy materials when there are several stockholders at my address?

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank or nominee. This practice is called "householding."  If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process.  If these procedures apply to you, your broker, bank or other nominee will have sent one copy of our Annual Report to Stockholders and Proxy Statement to your address.  You may revoke your consent to householding at any time by contacting your broker, bank or other nominee.

If you did not receive an individual copy of our Annual Report to Stockholders and Proxy Statement, we will send copies to you if you contact us at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061, (877) 234-3468, Attention: Corporate Secretary.  If you and other residents at your address have been receiving multiple copies of our Annual Report to Stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

Who can help answer my questions?

If you have any questions about the matters proposed in this Proxy Statement or the procedures for voting your shares, you should contact:

NIC Inc.
Attention: Corporate Secretary
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(877) 234-3468

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STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

NIC's business and affairs are managed under the direction of the Board of Directors.  Currently, there are nine directors:  Harry H. Herington; Art N. Burtscher; Daniel J. Evans; Karen S. Evans; Ross C. Hartley; C. Brad Henry; Alexander C. Kemper; William M. Lyons; and Pete Wilson. All of the directors are standing for election and their biographies appear on pages 19 to 22.  Directors Daniel J. Evans and Karen S. Evans are not related to each other.

Corporate Governance Principles and Best Practices and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Principles and Best Practices ("Principles and Best Practices") that address the practices of the Board and, together with the Company's Certificate of Incorporation, Bylaws and Board Committee charters, provide the framework for governance of NIC.  The Company has also adopted a Code of Business Conduct and Ethics, which applies to all employees, including the Chief Executive Officer and the Chief Financial Officer.

In October 2011, the Board of Directors adopted amendments to the Code of Business Conduct and Ethics.  A number of the amendments to the Code of Business Conduct and Ethics involved changes in language, appearance and style, including the addition of frequently asked questions, all of which are designed to enhance readers’ understanding of its provisions.  The Code of Business Conduct and Ethics was also amended to reference other Company policies and clarify the procedures for reporting misconduct in accordance with the NIC Reporting Hotline policy.  The Company intends to disclose any changes in or waivers from its Code of Business Conduct and Ethics by posting such information on its website or by filing a Form 8-K with the SEC.

The Principles and Best Practices and the Code of Business Conduct and Ethics are available on the Company's website at:

http://www.egov.com/Investors/CorporateGov/Pages/default.aspx.

If you would like to receive a paper copy of the Principles and Best Practices or the Code of Business Conduct and Ethics by mail, send your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

Meetings of the Board

In 2011, the NIC Board of Directors had four regularly scheduled meetings, and special meetings were held as necessary, for a total of seven meetings. Each of the incumbent directors attended over 88% of the meetings of the Board and the committees to which the director was assigned. The directors, in the aggregate, attended 100% of the Board meetings. In addition, management and the directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the directors. The Board has access to management at all times. Directors standing for election are encouraged to attend the Annual Meeting of Stockholders.  All directors standing for election at the 2011 Annual Meeting of Stockholders attended the meeting in person or by phone.

Independence

The Board evaluates the independence of each director in accordance with applicable laws and regulations, the listing standards of the NASDAQ Stock Market ("NASDAQ") and the criteria set forth in NIC’s Principles and Best Practices.  These standards include evaluating material relationships with NIC, if any, to the best of each director's knowledge, including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships.  Based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined for the calendar year 2012 that all of the directors, except Mr. Herington, are independent as required by applicable laws and regulations, by the listing standards of NASDAQ and by NIC’s Principles and Best Practices.  The Board has also assessed the independence of the members of the Audit, Compensation, and Corporate Governance and Nominating Committees based on applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices and has found all members of those committees to be independent.  The Board's findings are included in the discussion of the committees below.

In determining the independent directors, the Board considered the fact that Mr. Hartley's adult daughter is a non-executive, at-will, less than full time employee of the Company whose compensation does not exceed the thresholds for disclosure under the SEC's related party disclosure rules.  The Board determined that this employment relationship would not interfere with Mr. Hartley’s exercise of independent judgment in carrying out the responsibilities of a director of the Company.

Stockholder Communications with Directors

A stockholder who would like to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:

NIC Inc.
Board of Directors [or committee name or director's name, as appropriate]
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Also, stockholders can contact the Board of Directors at board@egov.com.

NIC will forward all such stockholder correspondence to the Board, committee or individual director, as appropriate.  This process has been approved by the independent directors of NIC.

Board Leadership Structure

Harry H. Herington serves as the Company's Chairman of the Board and Chief Executive Officer.  Art N. Burtscher serves as the Lead Independent Director. The Board believes that combining the positions of Chairman of the Board and Chief Executive Officer and having a Lead Independent Director provides an efficient and effective leadership model for the Company, combining clarity on strategy and decision-making with effective independent oversight. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Company and provides a single leader to guide the Company in executing the Company's business strategy. The Board does not believe that the Board's independence is compromised by having a single person serve as Chairman of the Board and Chief Executive Officer. The Board believes that having a Lead Independent Director ensures that a strong, independent director leads the Board's independent directors and is a single point of contact for the Chairman on most routine board items, especially between meetings. The Board believes this structure avoids the management issues that often arise when the Chairman of the Board and Chief Executive Officer duties are separated.  Further, a Lead Independent Director helps facilitate dialogue between the Board and stockholders by specifically identifying an independent director available for consultation and communication.

Pursuant to the Company's Bylaws, the Chairman of the Board is responsible for presiding over all meetings of the Board of Directors and performs such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Bylaws or by the Board or which he believes are appropriate.  The Lead Independent Director's powers, duties and responsibilities established by the Board include the following:  (a) calling and presiding at executive sessions of the Board at which only independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or a majority of the  independent directors; (b) as deemed appropriate by the Lead Independent Director, communicating with other independent directors in advance of each executive session to develop an agenda of issues for discussion in the executive session; (c) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (d) calling special meetings of the Board; (e) serving as liaison between the Chairman of the Board and the independent directors; (f) reviewing or adding materials sent to the Board that are initially prepared by or under the direction of the Chairman of the Board; (g) reviewing or adding meeting agendas for the Board that are initially prepared by the Chairman of the Board; (h) reviewing meeting schedules that are initially prepared by the Chairman of the Board in order to assure that there is sufficient time for discussion of all agenda items; (i) making recommendations to the Board regarding the structure of Board meetings; (j) recommending matters for consideration by the Board; (k) serving as an independent point of contact for stockholders wishing to communicate with the Board other than through the Chairman of the Board; (l) collaborating with the Chairman of the Board on recommending tasks to be assigned to the appropriate committees; (m) with the approval of the Corporate Governance and Nominating Committee, overseeing the annual evaluation of the Board and its committees; and (n) having the right to engage legal, financial and other advisers to represent the independent directors.

Risk Oversight

The Board has delegated to the Audit Committee, consisting solely of independent directors, the responsibility to oversee the assessment and management of the Company's risks, including reviewing with management significant risk exposures potentially facing the Company and the policies and steps implemented by management to identify, assess, manage and monitor such exposures. The Company's Compensation Committee, consisting solely of independent directors, is responsible for overseeing the management of risks relating to the Company's compensation plans and arrangements and reporting to the Audit Committee and the Board. The Board is regularly informed through committee reports regarding the Company's risks, and reviews and discusses such risks in overseeing the Company's business strategy and operations.

Committees of the Board

As described below, there are three standing committees of the Board.  Each committee's activities are governed by a charter that is available on the Company's website at http://www.egov.com/Investors/CorporateGov/Pages/default.aspx, or by sending your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

The table below shows the members of each Committee of the Board:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Art N. Burtscher, Chairman	Alexander C. Kemper, Chairman	William M. Lyons, Chairman
Daniel J. Evans	Art N. Burtscher	Art N. Burtscher
Karen S. Evans	Daniel J. Evans	Daniel J. Evans
Ross C. Hartley	Karen S. Evans	Karen S. Evans
C. Brad Henry	C. Brad Henry	Ross C. Hartley
Alexander C. Kemper	William M. Lyons	C. Brad Henry
William M. Lyons	Pete Wilson	Alexander C. Kemper
Pete Wilson		Pete Wilson

The Audit Committee

The Audit Committee oversees management's responsibility for the integrity of the Company's accounting and financial reporting and systems of internal controls.  The Committee also oversees the performance of the Company's independent registered public accounting firm and the Company's compliance with legal and regulatory requirements.  In addition, the Committee has the responsibility to oversee the assessment and management of the Company's risks. The Audit Committee met nine times during 2011. The report of the Audit Committee is included in this Proxy Statement starting on page 17.

The Board of Directors has determined that all of the members of the Audit Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC's Principles and Best Practices.  The Board of Directors has determined that at least one member of the Committee, Mr. Burtscher, qualifies as an "audit committee financial expert."

The Compensation Committee

The Compensation Committee is responsible for the establishment and oversight of the Company's executive compensation program.  The Committee also has responsibility for general oversight of the Company's compensation policies and practices for all employees, particularly with respect to how such policies relate to the achievement of Company business goals and the Company's management of risk.  It is the responsibility of the Committee to review, recommend and approve changes to the Company's compensation policies and benefits programs and to otherwise ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.  The Committee establishes the compensation levels of the Company's Chief Executive Officer and the Company's other executive officers, and reviews and makes recommendations to the Board regarding the level and form of the Company's director compensation. The Committee also administers the Company's stock plans, including the 2006 Amended and Restated Stock Option and Incentive Plan and the 1999 Employee Stock Purchase Plan.  The Committee will also administer the NIC Inc. Executive Incentive Plan if approved by the Company's stockholders at the Annual Meeting.  Finally, the Committee performs other duties related to compensation that the Board from time to time may assign.  The Compensation Committee held six meetings in 2011.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices.

The Compensation Committee may delegate any of its responsibilities to sub-committees and may delegate day-to-day administration of incentive and employee benefit plans to appropriate Company personnel. In addition, upon occasion, matters have been escalated from the Compensation Committee to the full Board of Directors for action. The executive officers receive assignments from the Compensation Committee, for example, researching compensation levels for employees, executives or directors at companies in comparable industries or of comparable size in terms of number of employees, annual revenues or market capitalization.  The Compensation Committee also tasks the executive team with the first, and subsequent, drafts of the executive incentive compensation plan each year and with drafting revisions based upon Committee guidance.

The Compensation Committee has reviewed, with management, the design and operation of the Company's compensation arrangements, including the performance objectives and target levels used in connection with incentive awards and has evaluated the relationship between the Company's risk management and these arrangements. The Compensation Committee believes that the Company's compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

The Committee has the authority to retain and terminate any compensation consultant used to assist in the evaluation of executive officer compensation.  In December 2010, as further discussed below, the Compensation Committee, with the assistance of the executive team, engaged Semler Brossy Consulting Group, LLC (“SBCG”) to assess the Company's management compensation structure, including executive compensation, for future periods and to perform peer review analysis among other public companies engaged in the information technology services industries with similar annual revenues, number of employees, market capitalization and other financial metrics. SBCG also undertook a similar analysis in December 2010 with respect to the compensation of the Company's directors.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met six times in 2011.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Principles and Best Practices.  The Committee focuses on two primary areas: corporate governance and nomination of directors.

The Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board's role in the governance of the Company.  The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in NIC’s Principles and Best Practices, which can be found on the Company's website.  The Committee also oversees the Company's stock ownership guidelines for non-employee directors and certain executive officers.

Nomination of Directors

The Corporate Governance and Nominating Committee evaluates the qualifications of candidates for election as directors.  In exploring potential candidates for directors, the Committee considers individuals recommended by members of the Committee, other directors, members of management, stockholders and self-nominated individuals.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis.  A discussion of factors that the Committee may consider is included under "Election of Directors" in this Proxy Statement beginning on page 18.

The Committee will consider Board nominees recommended by stockholders who provide the recommendation in accordance with the procedures in the Bylaws for stockholder nominations of directors.  The Committee intends to apply the same standards in considering candidates submitted by stockholders and self-nominated individuals as it does in evaluating candidates submitted by members of the Board of Directors and members of management.

The Bylaws require that a stockholder who wishes to nominate an individual for election as a director at the Company's 2013 Annual Meeting of Stockholders must give the Company advance written notice no earlier than 120 days and no later than 90 days prior to the anniversary date of this year’s Annual Meeting.  Accordingly, notice of any director nomination that a stockholder intends to present at the Company’s 2013 Annual Meeting must be received at the Company's principal executive offices not earlier than January 1, 2013 and not later than January 31, 2013.  The Bylaws also require a stockholder who wishes to nominate an individual or him or herself for election as a director to provide certain specified information.  This specified information includes, among other things, certain information about the stockholder and certain information about the nominee, such as the nominee's name, address, principal occupation, relationship with the nominating stockholder, a completed questionnaire and the nominee's written consent to being named a nominee and to serve as a director if elected.

Stockholders may request a copy of the Bylaw requirements from:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Notice of any director nominations for this year's Annual Meeting must have been received no earlier than January 4, 2012 and no later than February 3, 2012.  NIC did not receive any stockholder nominations of directors within this timeframe.

The Board has determined that a majority of the Board members are independent directors.  Each nominee for director is an existing director standing for re-election.

Involvement in Certain Legal Proceedings

In connection with a settlement with the SEC in 2011 resolving its investigation relating to the reimbursement and disclosure by the Company of expenses to Jeffery S. Fraser, the Company's former Chairman of the Board and Chief Executive Officer, the Company and Harry H. Herington, Chairman of the Board and Chief Executive Officer, consented to a permanent injunction against future violations of certain provisions of the federal securities laws and SEC rules which are set forth in exhibits to the Current Report on Form 8-K filed by the Company with the SEC on January 12, 2011 describing the settlement.

In January 2011, the SEC filed a civil complaint against Stephen M. Kovzan, NIC's Chief Financial Officer, in the U.S. District Court for the District of Kansas alleging violations of certain provisions of the federal securities laws detailed in that complaint relating to the reporting and disclosure of expenses by Mr. Fraser.  Mr. Kovzan is represented by personal counsel and he has informed NIC that, based on advice of his counsel, he intends to defend himself against those charges because he believes they are without merit.

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DIRECTOR COMPENSATION

In December 2010, after three years of the Company operating under its previous director compensation program, the Compensation Committee engaged Semler Brossy Consulting Group (“SBCG”) to update its assessment of director compensation.  SBCG determined that director compensation levels were generally well-aligned with an updated peer group of companies and with the broader market, and were generally approximate to the peer group median.  SBCG referenced director compensation data for the same 15 companies referenced for its recent executive compensation study, as further discussed below under Compensation Discussion and Analysis, and also referenced broader market survey data.  The only change to the director compensation program in 2011 was to increase the quarterly Board meeting attendance fee from $1,000 per quarter to $2,500 per quarter.

The Company provides the following cash compensation to its directors:  (1) an annual cash retainer of $24,000, (2) an annual cash retainer premium paid for committee chairs of $10,000 for the Audit Committee and $5,000 each for the Corporate Governance and Nominating Committee and the Compensation Committee, (3) an annual cash retainer premium paid for committee members of $5,000 for the Audit Committee and $2,500 each for the Corporate Governance and Nominating Committee and the Compensation Committee, and (4) quarterly Board meeting attendance fees of $2,500.  New directors receive a prorated retainer for the portion of the year served on the Board until the next Annual Meeting of Stockholders.  From an equity compensation standpoint, the Company's Board compensation program provides for an annual grant of service-based restricted stock (with equal vesting over four years) with a grant date fair value of $60,000.  The ratio of equity to cash compensation is approximately 55% to 45%, which is in line with SBCG's recommendation of a preponderance of total value coming from equity compensation.

Upon first joining the Board, any new director will receive an award of restricted stock (with equal annual vesting over four years) with an equivalent fair market value of $25,000 on the date of the award.  Directors are entitled to cash dividends on shares of unvested restricted stock (including initial and annual share grants) in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.

Directors who are also executive officers of the Company do not receive compensation for service on the Board of Directors.  Therefore Mr. Herington is not listed in the Director Compensation table below.

All directors are eligible to participate in the Company's 2006 Amended and Restated Stock Option and Incentive Plan.  Non-employee directors are not eligible to participate in the Company's Employee Stock Purchase Plan.  Directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

In March 2011, the Company adopted a stock ownership policy applicable to non-employee directors and the Company’s Executive Leadership Team, as further discussed below under the Compensation Discussion and Analysis section beginning on page 23.

The following table provides information on the compensation of non-employee directors in 2011.

Director Compensation in Fiscal 2011 (1)

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)	All Other Compensation ($) (g)	Total ($) (h)
Art N. Burtscher (3)	49,000	60,000	4,729	113,729
Daniel J. Evans (4)	44,000	60,000	4,729	108,729
Karen S. Evans (5)	28,000	25,000	465	53,465
Ross C. Hartley (6)	41,500	60,000	4,729	106,229
C. Brad Henry (7)	28,000	25,000	465	53,465
Alexander C. Kemper (8)	46,500	60,000	4,729	111,229
William M. Lyons (9)	46,500	60,000	3,060	109,560
Pete Wilson (10)	44,000	60,000	4,729	108,729

(1)	The Option Awards, Non-Equity Incentive Plan Compensation and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns have been omitted from the Director Compensation table because the Company does not provide director compensation in any of these categories.

(2)	Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the non-employee director will perform the requisite service to vest in the award. For assumptions used in determining these values, refer to Note 11 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. The grant date fair value does not reflect dividends payable on unvested shares of restricted stock. The value of dividends declared on unvested shares of restricted stock is reported in the All Other Compensation column and not in the Stock Awards column.

(3)	All Other Compensation for Mr. Burtscher consists of a cash dividend equivalent of $0.25 per share on 18,914 unvested shares of restricted stock declared by the Company in October 2011.

At December 31, 2011, Mr. Burtscher directly owned the following unvested restricted stock awards:

	(i)	1,000 unvested service-based restricted shares, which vest on February 4, 2012;

	(ii)	2,017 unvested service-based restricted shares, which vest on May 6, 2012;

	(iii)	5,236 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 5, 2012;

	(iv)	5,937 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 4, 2012; and

	(v)	4,724 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 3, 2012.

(4)	All Other Compensation for Governor Evans consists of a cash dividend equivalent of $0.25 per share on 18,914 unvested shares of restricted stock declared by the Company in October 2011.

At December 31, 2011, Governor Evans directly owned the following unvested restricted stock awards:

	(i)	1,000 unvested service-based restricted shares, which vest on February 4, 2012;

	(ii)	2,017 unvested service-based restricted shares, which vest on May 6, 2012;

	(iii)	5,236 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 5, 2012;

	(iv)	5,937 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 4, 2012; and

	(v)	4,724 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 3, 2012.

(5)	Ms. Evans was elected to the Board on October 24, 2011. Upon joining the Board, Ms. Evans received an award of restricted stock (with equal annual vesting over four years) with grant date fair market value of $25,000. Ms. Evans’ annual retainer for Board membership and annual retainer premium for committee membership were prorated for the portion of the year she served on the Board.

All Other Compensation for Ms. Evans consists of a cash dividend equivalent of $0.25 per share on 1,860 unvested shares of restricted stock declared by the Company in October 2011.

At December 31, 2011, Ms. Evans directly owned 1,860 unvested service-based restricted shares, which vest in four equal annual installments beginning October 24, 2012.

(6)	All Other Compensation for Mr. Hartley consists of a cash dividend equivalent of $0.25 per share on 18,914 unvested shares of restricted stock declared by the Company in October 2011.

At December 31, 2011, Mr. Hartley directly owned the following unvested restricted stock awards:

	(i)	1,000 unvested service-based restricted shares, which vest on February 4, 2012;

	(ii)	2,017 unvested service-based restricted shares, which vest on May 6, 2012;

	(iii)	5,236 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 5, 2012;

	(iv)	5,937 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 4, 2012; and

	(v)	4,724 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 3, 2012.

(7)	Governor Henry was elected to the Board on October 24, 2011. Upon joining the Board, Governor Henry received an award of restricted stock (with equal annual vesting over four years) with a grant date fair market value of $25,000. Governor Henry’s annual retainer for Board membership and annual retainer premium for committee membership were prorated for the portion of the year he served on the Board.

All Other Compensation for Governor Henry consists of a cash dividend equivalent of $0.25 per share on 1,860 unvested shares of restricted stock declared by the Company in October 2011.

At December 31, 2011, Governor Henry directly owned 1,860 unvested service-based restricted shares, which vest in equal four annual installments beginning October 24, 2012.

(8)	All Other Compensation for Mr. Kemper consists of a cash dividend equivalent of $0.25 per share on 18,914 unvested shares of restricted stock declared by the Company in October 2011.

At December 31, 2011, Mr. Kemper directly owned the following unvested restricted stock awards:

	(i)	1,000 unvested service-based restricted shares, which vest on February 4, 2012;

	(ii)	2,017 unvested service-based restricted shares, which vest on May 6, 2012;

	(iii)	5,236 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 5, 2012;

	(iv)	5,937 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 4, 2012; and

	(v)	4,724 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 3, 2012.

(9)	All Other Compensation for Mr. Lyons consists of a cash dividend equivalent of $0.25 per share on 12,241 unvested shares of restricted stock declared by the Company in October 2011.

At December 31, 2011, Mr. Lyons directly owned the following unvested restricted stock awards:

	(i)	1,580 unvested service-based restricted shares, which vest in two equal annual installments beginning August 6, 2012;

	(ii)	5,937 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 4, 2012; and

	(iii)	4,724 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 3, 2012.

(10)	All Other Compensation for Governor Wilson consists of a cash dividend equivalent of $0.25 per share on 18,914 unvested shares of restricted stock declared by the Company in October 2011.

At December 31, 2011, Governor Wilson directly owned the following unvested restricted stock awards:

(i)	1,000 unvested service-based restricted shares, which vest on February 4, 2012;

(ii)	2,017 unvested service-based restricted shares, which vest on May 6, 2012;

(iii)	5,236 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 5, 2012;

(iv)	5,937 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 4, 2012; and

(v)	4,724 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 3, 2012.

The Board determined the terms and conditions of any such equity awards, including those that apply upon the termination of a non-employee director's service as a Board member.

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REPORT OF THE AUDIT COMMITTEE

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2011 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2011.

In addition, the Audit Committee has received from and discussed with management and the independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required by the Public Company Accounting Oversight Board, or PCAOB, AU Section 380 (Communication with Audit Committees), as modified or supplemented.  Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants.  As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.  Members of the Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm.

Based upon the reports and discussions described in this report, in reliance on management and the independent registered public accounting firm, and subject to the limitations of our role, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements referred to above in the Company's Annual Report on Form 10-K.

Respectfully submitted,

The Audit Committee
Art N. Burtscher (Chairman)
Daniel J. Evans
Karen S. Evans
Ross C. Hartley
Alexander C. Kemper
C. Brad Henry
William M. Lyons
Pete Wilson

Employee Complaint Procedures for Accounting and Auditing Matters

The Board has adopted Employee Complaint Procedures for Accounting and Auditing Matters for all employees, which can be found on the Company's website.  This document contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, as part of a Company-wide effort to allow for the confidential and anonymous submission by employees, contractors, and others of concerns regarding questionable accounting or auditing matters in the same manner as other employee complaints, including “whistle blower” complaints, which the Company terms “hotline reporting complaints or concerns.”  In May 2011, the Board amended the Employee Complaint Procedures for Accounting and Auditing Matters to also encourage employees to report any complaints or concerns regarding fraud, corruption, policy violations, or illegal activities.  The amended procedures specifically note that employees should report violations of NIC's Code of Business Conduct and Ethics.  In September 2011, the Company retained the services of Ethicspoint.com to provide an anonymous hotline reporting service independent of the Company.  This service also allows anonymous communication with the person expressing a concern, if the person permits it.  The email address and telephone number for submitting concerns or complaints are egov.ethicspoint.com and (855) 290-3374.

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ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

The Board of Directors currently consists of nine directors.  Each of the nominees listed below is an incumbent director whose nomination to serve for a one-year term was recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors.  The nine nominees receiving the most votes will be elected.  Abstentions and broker non-votes have no effect on the election.  Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve.  However, if any nominee becomes unavailable to serve at the time of the Annual Meeting, the Board of Directors may provide for a lesser number of directors or designate substitute nominees.  If substitute nominees are designated, the persons named in the enclosed proxy will vote proxies for the remaining nominees and any substitute nominees, unless otherwise instructed by a stockholder.

If you wish to vote for or withhold your vote from all nominees, please mark the corresponding box on your proxy card.  If you do not wish your shares to be voted for a particular nominee, you should note that nominee's name in the exception space provided on the proxy card.  The following biographies provide information about each nominee's principal occupation and business experience, age, and other directorships, as well as current NIC Board committee memberships.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR each of the nominees.

Name	Age	Position

Harry H. Herington	52	Chairman of the Board and Chief Executive Officer

Art N. Burtscher	61	Lead Independent Director

Daniel J. Evans	86	Director

Karen S. Evans	52	Director

Ross C. Hartley	64	Director

C. Brad Henry	48	Director

Alexander C. Kemper	46	Director

William M. Lyons	56	Director

Pete Wilson	78	Director

The following is a brief description of the business experience of each nominee for director and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director for the Company, in light of the Company's business and structure.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis, which may include experience, knowledge, skills, expertise, integrity, diversity of background and perspective, ability to make independent analytical inquiries, understanding of the Company's business environment, the interplay of the candidate's experience with that of the other Board members and willingness to devote adequate time and effort to Board responsibilities. While the Company does not have a formal diversity policy, the Company believes that the Board's deliberative process benefits from a reasonable diversity of backgrounds and perspectives. In reviewing the re-nomination of incumbent directors, the Committee also considers their participation at meetings, their understanding of NIC's business and the environment within which the Company operates, their attendance, and their independence and relationships, if any, with the Company.

Harry H. Herington became the Company's Chief Executive Officer in February 2008 and became the Chairman of the Board in May 2008.  He was elected to the Board of Directors in October 2006.  Mr. Herington served as President from May 2006 until February 2008 and as Chief Operating Officer from May 2002 until October 2006.  In addition, he served as the Company's Executive Vice President-Portal Operations from January 1999 through April 2002. He served as one of the Company's directors from May 1998 to February 1999.  He has also served as President of NICUSA, Inc., a wholly owned subsidiary of the Company, since 1998.  Mr. Herington has held numerous positions of authority and responsibility with the Company since 1995 as well as several positions of authority with other business and government organizations, which enables him to provide valuable leadership and insight into the Company's strategic direction. By reason of his early involvement and efforts, Mr. Herington is considered a founder of NIC as it became a national company.  Mr. Herington is also involved in numerous civic and non-profit activities.  Mr. Herington holds a B.S. degree from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

Art N. Burtscher has served as one of the Company's directors since 2004, and was elected Lead Independent Director in February 2008.  He chairs the Audit Committee.  Mr. Burtscher became Senior Vice President of Westwood Trust, a wholly-owned subsidiary of Westwood Holdings Group, LLC and a provider of trust services and a sponsor of common trust funds, upon the acquisition of McCarthy Group Advisors, LLC by Westwood Holdings Group, LLC in 2010.  Mr. Burtscher served as Chairman of McCarthy Group Advisors, L.L.C., an Omaha-based investment advisory firm, from 2004 to 2010. From 2000 to 2004, he was President of McCarthy Group Asset Management.  He has more than 30 years of financial services experience, including 13 years as President of Great Western Bank, N.A.  Mr. Burtscher currently serves on the boards of directors of Jet Linx, LLC, Landscapes Unlimited, Inc., NovaStar Financial, Olsson Associates, the Silverstone Group and Westwood Trust.  Mr. Burtscher's extensive experience in the financial services industry enables him to provide valuable contributions to the Board regarding financial, business and investment matters and to serve as the audit committee financial expert. He graduated from Fort Hays State University in Kansas with a B.S. in Business Administration and is a graduate of the School of Mortgage Banking.

Daniel J. Evans has served as one of the Company's directors since 1998.  Governor Evans is the chairman of and has served as a consultant for Daniel J. Evans Associates Consulting, a consulting company in the State of Washington, since May 1989.  Governor Evans currently serves as a director of Costco Wholesale Corporation and Archimedes Technology Group.  Mr. Evans has extensive service as a director, having served on more than 14 boards of directors and served on the audit committees of many of those boards. He also served as a U.S. Senator for the State of Washington from September 1983 to January 1989 and as the Governor of the State of Washington from January 1965 to January 1977.  The Board relies upon Governor Evan's extensive experience in state government and industry in guiding the Company's business strategy. Governor Evans holds a B.S. and an M.S. in civil engineering from the University of Washington.  Governor Evans is not related to Karen S. Evans, a nominee for director.

Karen S. Evans has served as one of the Company’s directors since October 2011.  Ms. Evans is currently the National Director of U.S. Cyber Challenge, a nationwide talent search and skills development program focused on the cyber workforce, as well as an independent consultant, providing guidance in the areas of leadership, management, and the strategic use of information technology.  Ms. Evans previously served as the de facto Chief Information Officer for the United States federal government, the Administrator of the Office of Electronic Government and Information Technology (IT) at the United States Office of Management and Budget, as well as the Chief Information Officer for the United States Department of Energy and the Director of the Information Resources Management Division, Office of Justice Programs in the United States Department of Justice. Her responsibilities additionally involved information security, privacy and access to, dissemination of and preservation of government information.  The Board relies upon Ms. Evan’s extensive experience in federal government and information technology in guiding the Company’s business strategy.  Ms. Evans holds a bachelor’s degree in chemistry and a Master’s degree in business administration from West Virginia University.  Karen S. Evans is not related to Governor Evans, a nominee for director.

Ross C. Hartley, one of the Company's founders, has served as one of the Company's directors since the Company's formation in 1991. Mr. Hartley also served as President of The Hartley Insurance Group, a group of independent insurance agencies in Kansas, from 1974 to 2000. Mr. Hartley retired from all active work in 2000 and since that time has managed his own investments.  He also serves as a director of Empire District Electric Company, a public utility located in Joplin, Missouri.  Mr. Hartley's extensive experience with the Company since its founding and extensive business experience enables him to provide valuable guidance to the Board in overseeing the Company's business. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

C. Brad Henry has served as one of the Company's directors since October 2011.  Governor Henry is currently of counsel to the law firm of Lester, Loving and Davies in Edmond, Oklahoma and a founding member of Henry-Adams Companies, LLC, a general consulting firm. In 2010, Governor Henry was appointed by President Barack Obama to the six-member Council of Governors, which works closely with the Secretary of Defense, the Secretary of Homeland Security, and other defense and national security advisors on the synchronization and integration of state and federal military services.  He served as governor of the State of Oklahoma for two consecutive terms ending in 2011, the maximum allowed under Oklahoma law. Prior to his election as governor, he practiced law and served 10 years in the Oklahoma State Senate, chairing the Senate Judiciary Committee and serving as vice-chair of the Senate Economic Development Committee.  The Board relies upon Governor Henry’s extensive experience in state government and industry in guiding the Company’s business strategy.  Governor Henry holds a bachelor’s degree in economics from the University of Oklahoma and a J.D. degree from the University of Oklahoma School of Law.

Alexander C. Kemper has served as one of the Company's directors since 2007.  He chairs the Compensation Committee.  Mr. Kemper is the chairman of the board of The Collectors Fund, a private equity fund focused on alternative asset classes, and serves as chairman and chief executive officer of Pollenware, a leading provider of payment optimization technology and early cash flow delivery for corporations.  He founded Perfect Commerce Inc., an application service provider for Internet sourcing and procurement tools and related professional services, and served as chairman and chief executive officer from 2000 to 2006.  Under his leadership, Perfect Commerce created the Open Supplier NetworkTM (OSNTM) and became the largest and fastest growing provider of on-demand supplier relationship management (SRM) technology in the United States.  Before founding Perfect Commerce, Mr. Kemper was the chairman of the board and CEO of UMB Bank, N.A. and CEO of UMB Financial Corp., a NASDAQ-traded financial services company with assets of more than $8 billion. He is an active angel and venture investor and currently serves on several corporate boards, including UMB Financial Corp. (NASDAQ: UMBF), UMB Bank, AXA Art, USA (NYSE: AXA), Sipvine, SCD Probiotics and BATS Exchange, the third largest stock exchange in the world. Mr. Kemper has extensive experience in finance, banking, investment, management and board service, as well as extensive experience with technology companies, which enables him to provide valuable guidance to his fellow directors on such matters. Mr. Kemper holds a B.A. degree from Northwestern University.

William M. Lyons has served as one of the Company's directors since 2009. He chairs the Corporate Governance and Nominating Committee.  Mr. Lyons was president and chief executive officer of American Century Companies, Inc., a Kansas City-based investment manager, until his retirement in March 2007. Mr. Lyons joined American Century in 1987 as assistant general counsel and during his tenure also served as its general counsel, executive vice president, and chief operating officer. Mr. Lyons was named president in 1997 and chief executive officer in 2000. Mr. Lyons also served as a director of American Century Companies, Inc. and numerous investment companies affiliated with American Century Companies, Inc. While at American Century, Mr. Lyons also was a senior executive of several operating subsidiaries, including American Century Investment Management, Inc., American Century Investment Services, Inc., and American Century Services Corp. He is currently a member of the board of directors of Morningstar, Inc. (NASDAQ: MORN), The NASDAQ Stock Exchange, and other civic and not-for-profit entities. Mr. Lyons's leadership of American Centuries Companies, Inc. through a period of substantial growth enables him to provide valuable guidance to the Board on business strategy and financial matters. Mr. Lyons holds a bachelor's degree in history from Yale University and a J.D. degree from Northwestern University School of Law.

Pete Wilson has served as one of the Company's directors since 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999.  Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California from 1983 to 1991, and served as the mayor of San Diego, California from 1971 to 1983.  Governor Wilson is a principal at Bingham Consulting Group, a business consulting firm.  Governor Wilson is also a director of The Irvine Company, U.S. TelePacific Corp, and U.S. HealthWorks, Inc. and is a director and founder of the California Mentoring Foundation. He is a member of the California State Chamber of Commerce Board of Directors, and a member and Founding Chair of the Southern California Leadership Council.  Governor Wilson is a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, and serves as a Trustee of the Ronald Reagan Presidential Foundation, the Richard Nixon Foundation, and the Criminal Justice Legal Foundation. He is past Chair (current Capital Campaign Chair) of the National World War II Museum.  Governor Wilson is also a former member of the Defense Policy Board (advisory to the Secretary of Defense) and the President's Foreign Intelligence Advisory Board and formerly served on the Thomas Weisel Partners board of advisors.  The Board draws upon Governor Wilson's extensive experience inside and outside government in overseeing the Company's business strategy and developing relationships with government partners.  He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley).  After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR the election of Messrs. Herington, Burtscher, Evans, Hartley, Henry, Kemper, Lyons and Wilson and Ms. Evans.

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EXECUTIVE COMPENSATION

_________________

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") portion of this Proxy Statement with management.  Based on the Committee's review and discussions, the Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and the Company's Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee
Alexander C. Kemper (Chairman)
Art N. Burtscher
Daniel J. Evans
Karen S. Evans
C. Brad Henry
William M. Lyons
Pete Wilson

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COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives of the Executive Compensation Program

For the fiscal year ended December 31, 2011, our named executive officers ("named executive officers" or "NEOs") were as follows:

Name	Title
Harry H. Herington	Chairman of the Board and Chief Executive Officer
Stephen M. Kovzan	Chief Financial Officer
William F. Bradley, Jr.	Chief Operating Officer, General Counsel, and Secretary [effective January 30, 2012 Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary]
Robert W. Knapp	Executive Vice President [effective January 30, 2012 Chief Operating Officer]
Ron E. Thornburgh	Senior Vice President of Business Development

In January 2012, the Board of Directors of the Company made certain changes to its executive management team to better align executives’ titles with current job responsibilities.  Robert W. Knapp became the Company’s Chief Operating Officer, and William F. Bradley, Jr., became Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary. The title of Chief Operating Officer was previously held by William F. Bradley, Jr.  Mr. Knapp’s previous title was Executive Vice President.  In September 2011, Ron E. Thornburgh, Senior Vice President of Business Development, was designated an executive officer of the Company.

Mr. Herington, in his role as Chief Executive Officer, has formally designated an Executive Leadership Team, comprised of the Company's most experienced senior executives having the most knowledge about the Company and its operations.  The Executive Leadership Team provides advice and counsel to Mr. Herington on a regular basis and assists in formulating strategy and tactics for furthering the Company’s business.  Executive Leadership Team members are Mr. Herington, Mr. Kovzan, Mr. Bradley and Mr. Knapp.

Mr. Herington also formally designated a Senior Management Steering Group to provide a forum for discussing risks and opportunities identified by the various NIC divisions that might affect the growth and stability of the Company.  The Senior Management Steering Group is comprised of the Executive Leadership Team, as well as Mr. Thornburgh, and Ms. Aimi Daughtery, the Company’s Chief Accounting Officer.  Mr. Herington regularly consults with this broader group of senior management.

The Company is committed to increasing stockholder value through profitable growth and the execution of specific strategies.  Superior performance by our executive team is essential to these goals, so we have structured our executive pay programs to attract and retain talented, highly-qualified executives.  The Company's Compensation Committee ("the Committee") has adopted a straightforward approach to executive compensation, whereby material components of pay other than base salary are tied to elements of the Company's financial performance.  This approach reinforces the Company's commitment to collaboration for the benefit of the Company, particularly among its Executive Leadership Team.  The Company's executive compensation program for Messrs. Herington, Kovzan, Bradley, and Knapp is comprised of base salary, short-term incentive compensation (i.e., annual cash bonus), and a two-pronged, long-term, equity-based incentive plan that includes annual restricted stock grants with (i) a service-based component and (ii) a performance-based component.  The Company’s executive compensation program for Mr. Thornburgh is comprised of base salary, short-term incentive compensation (i.e., annual cash bonus), a long-term, equity-based incentive plan that includes an annual service-based restricted stock grant, and an executive officer sales commission plan.  The Committee structures these core elements to align executive and stockholder interests, by fostering a team-based environment that recognizes the Company's entrepreneurial history and strong record of financial performance.

The Executive Compensation Program for Messrs. Herington, Kovzan, Bradley, and Knapp

In December 2010, after three years of the Company operating under its previous executive compensation program, the Compensation Committee engaged Semler Brossy Consulting Group (“SBCG”) to update its assessment of the Company's executive compensation program for the members of the Executive Leadership Team as well as its director compensation program.  The Compensation Committee asked SBCG to reexamine several aspects of the program, including but not limited to:

●	Review and update the peer group, if necessary, used to benchmark executive and non-employee director compensation levels and practices;

●	Perform a comparative assessment of compensation for NIC’s then current executives and non-employee directors against the peer group and broader market;

●
Review existing executive change-in-control provisions included in employment agreements and equity-based incentive agreements and provide perspective as to their reasonableness and appropriateness in a broader market context; and

●	Provide input on the Company’s considerations related to the potential near-term introduction of stock ownership requirements for executives and non-employee directors.

Peer group overview and market comparisons.  To establish a comparative basis for its recent market-based review, SBCG updated the peer group used in the 2007 study for the Company to more closely reflect NIC’s significant growth over the three-year period between the 2007 study and the 2010 study and its more significant scope and size, as well as to reflect changes among the peer companies used in the 2007 study.

SBCG screened the broader market using several filters to arrive at a new group of 15 companies (including five remaining companies from the 2007 peer group) in similar businesses and of comparable size to NIC, with primary consideration given to total annual revenue, market capitalization, total assets and total number of employees, in addition to certain other financial fundamentals such as earnings before interest and taxes, or EBIT, and the ratio of market capitalization to total annual revenue.

The 15 members of the new peer group are as follows:

Blackbaud Inc. (BLKB)	Move Inc. (MOVE)
Blackboard Inc. (BBBB)	Online Resources Corp. (ORCC)
DealerTrack Holdings Inc. (TRAK)	Perficient Inc. (PRFT)
Dice Holdings Inc. (DHX)	S1 Corp. (SONE)
EPIQ Systems Inc.(EPIQ)	Official Payments Holdings, Inc. (OPAY),
Internet Brands Inc. (INET)	(formerly Tier Technologies Inc. (TIER))
Knot Inc. (KNOT)	Tyler Technologies Inc. (TYL)
LoopNet Inc. (LOOP)	Vocus Inc. (VOCS)

From a total annual compensation perspective, SBCG’s study indicated that NIC's target annual compensation opportunities (i.e., base salary, annual cash incentive, and long-term, equity-based incentives) were well below market median for each of NIC’s four executive officers, both by position and in the aggregate, and were generally approximate to the 25th percentile.  This positioning was driven mostly by incentive compensation, with the largest shortcoming attributable to long-term equity-based incentives.  The study also indicated that:

●	Base salaries were between the 25th and 50th market percentiles;

●	Target total annual cash (i.e., base salaries and annual cash incentive) was generally at or below 25th market percentiles;

●	Total annual compensation, inclusive of long-term, equity based incentives, was at or below 25th market percentiles; and

●	The “gap to market” was most significant for NIC’s Chief Executive Officer.

It is currently the Compensation Committee’s intention to move “target” total annual compensation opportunities for the members of the Executive Leadership Team toward the market 50th percentile over a multi-year period, with the predominant emphasis on increasing incentive pay, which underlies the Company’s pay-for performance philosophy and aligns with the Company’s long-term growth objectives.

In March 2011, the Compensation Committee approved executive compensation for Messrs. Herington, Kovzan, Bradley, and Knapp for 2011, taking into account SBCG’s findings and recommendations.  There were no changes to the basic structure of the executive compensation program used since 2008, consisting of base salary, an annual cash incentive, and a two-pronged, long-term equity-based incentive that includes annual restricted stock grants with (i) a service-based component and (ii) a Company performance-based component.  The Committee increased base salaries of each of the members of the Executive Leadership Team for 2011 by 3% as an approximate cost-of-living adjustment.  There was no change to the annual amount of service-based restricted stock awarded to each of the members of the Executive Leadership Team as a percentage of such member’s annual base salary.  The Committee made certain modifications to the annual cash incentive component and the long-term, equity-based, Company performance component for 2011 to (i) increase target incentive percentages of base salary, including percentages above and below target, in keeping with the Committee's intention to progressively increase, over a multi-year period, total compensation opportunities via incentive pay as discussed above, and (ii) modify the performance levels used to evaluate Company performance based upon the Company's performance prior to 2011 and the then-expected growth rates in 2011 and over the three-year performance period ending December 31, 2013, which will be used to determine vesting of the performance-based restricted stock granted in 2011.  A substantial majority of the votes cast by stockholders in an advisory “say on pay” vote were voted in favor of the Company’s 2010 executive compensation program at the Company’s May 3, 2011 Annual Meeting of Stockholders. Changes to the 2011 executive compensation program are further discussed below.

Base salary. In 2011, the Committee increased base salaries of each of the members of the Executive Leadership Team by 3% as an approximate cost-of-living adjustment.  Under the terms of the program, the base salaries of executive officers are subject to change by the Committee from time to time.

Annual cash incentive plan design and opportunities.  Annual cash incentives place a portion of each Executive Leadership Team member’s annual compensation at risk to encourage behavior and drive results that create value for the Company's stockholders in the near term.  The annual cash incentive plan for executive officers measures annual Company performance using the following key financial metrics as performance criteria:

●	Operating income - 50% weighting

●	Total revenues - 25% weighting

●	Cash flow return on invested capital (“CFROIC”), excluding income taxes - 25% weighting

Management and the Committee believe that these metrics drive stockholder value in the near term and comprise a strong pay-for-performance relationship.  The definitions of operating income and total revenues are consistent with those terms defined in generally accepted accounting principles and were to be derived directly from the face of the consolidated statements of income included in the Company's Annual Report on Form 10-K for the applicable annual period.  CFROIC is defined as consolidated cash flow from operating activities minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest bearing current liabilities.  Consolidated cash flow from operating activities and capital expenditures were to be derived from the face of the consolidated statements of cash flows included in the Company's Annual Report on Form 10-K for the applicable annual period.  Total assets and non-interest bearing liabilities were to be derived from the face of the consolidated balance sheets included in the Company's Annual Report on Form 10-K for the applicable annual period.

For 2011, the Committee retained the "target" performance levels for the Company for operating income and total revenues, which were based upon the Company's annual budget approved by the Board of Directors.  However, as reflected in the table below, the Committee increased the target performance level for CFROIC by 5% (i.e., 45% to 50%) as compared to the 2010 target level, based upon actual 2010 performance and to provide appropriate incentive under this measure for 2011 based on budgeted performance.

Since 2008, performance of the Company at the target level was intended to result in an annual cash incentive at 50% of the executive's base salary.  In keeping with the collaboration-based philosophy to executive pay, the Committee assigned the same incentive level as a percentage of base salary for all executives.  The Committee also determined a range of possible cash incentives above and below target performance, ranging from 25% of base salary for achieving "threshold" performance to 75% of base salary for achieving "superior" performance.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation was to be used.  No payments were to be awarded under the plan if threshold performance was not achieved, and no additional payments were to be awarded for performance in excess of the superior level.

Taking into account SBCG’s recommendations and with the intention of moving target total annual compensation opportunities for the members of the Executive Leadership Team toward the market 50th percentile over a multi-year period, with the predominant emphasis on increasing incentive pay, the Committee increased the 2011 percentage levels of base salary for the Chief Executive Officer as follows:

	Previous %	2011%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	25%	37.5%	0.5 X target
Target	50%	75%	1.0 X target
Superior	75%	125%	1.67 X target

For 2011, the Committee also increased the percentage levels of base salary for the other three members of the Executive Leadership Team as follows:

	Previous %	2011%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	25%	30%	0.5 X target
Target	50%	60%	1.0 X target
Superior	75%	100%	1.67 X target

For the Chief Executive Officer and other three members of the Executive Leadership Team, threshold performance for each performance criterion remained at 0.5 times target in 2011 (the same as in 2008-2010), while the multiple for superior performance was established at 2 times target (as compared to 1.5 times target in 2008-2010).  However, the overall maximum incentive payout for all three performance criteria was capped at 1.67 times target (as compared to 1.5 times target in 2008-2010).

The higher target percentage level established for the Chief Executive Officer reflects differences in the scope of duties and responsibilities of the Chief Executive Officer and the more significant “gap to market” for the Chief Executive Officer’s total cash compensation, as noted in SBCG’s study, as compared to the other three members of the Executive Leadership Team.

The following table sets forth what constituted threshold, target and superior Company performance levels for the performance criteria included in the annual cash incentive plan for 2011:

Performance Levels
Performance Criteria	Threshold	Target	Maximum
Operating income	90% of budget	Budget	110% of budget
Total revenues	95% of budget	Budget	105% of budget
Cash flow return on invested capital (excluding income taxes)	45%	50%	55%

With respect to the likelihood of the Company achieving its annual budget goals, the Company established what it considered to be ambitious, yet achievable, annual budgets, whereby approximately half of actual results would fall above (or below) budgeted performance.  Threshold and maximum performance levels in the table above were recommended by management and approved by the Committee based on the Company's past performance with respect to these metrics generally and relative to budget.

The Committee retains sole discretion to reduce or eliminate an executive's annual cash incentive to reflect either (i) the executive's performance or (ii) unanticipated factors.  Taking into account SBCG’s recommendations, the Committee’s added a discretionary component to the 2011 annual cash incentive whereby the Committee could adjust the calculated annual cash incentive amount (based on actual results vs. target) upwards or downwards by up to 20% based on the Company’s relative performance to market and/or its peer group for the performance period.  The Committee did not exercise this discretionary option for the 2011 annual cash incentive.

After the end of the 2011 fiscal year, the Committee determined the Company's actual performance for each of the three performance criteria as follows:

	Year ended December 31, 2011
Performance Criteria	Actual	Target	% of Target
Operating income	$38,508,072	$33,433,311	115%
Total revenue	$180,899,171	$185,625,875	97%
Cash flow return on invested capital (excluding income taxes)	54%	50%	108%

An annual incentive payment equaling approximately 124% of base salary was paid to Mr. Herington and annual incentive payments equaling approximately 99% of base salary were paid to Messrs. Kovzan, Bradley and Knapp in early 2012 based on the Company's actual 2011 financial performance in relation to the performance criteria and performance levels included in the annual cash incentive plan for 2011.  The annual cash incentive plan payouts for 2011 were as follows:

Name	2011 Annual Cash Incentive Payout
Harry H. Herington	$503,717
Stephen M. Kovzan	$273,624
William F. Bradley, Jr.	$273,624
Robert W. Knapp	$273,624

Long-term, equity-based incentive plan design and opportunities.  As determined by the Committee, the Company's long-term, equity-based incentive plan for the members of the Executive Leadership Team included in the executive compensation program provides for annual restricted stock grants with a service-based component and a Company performance component to compensate executives with regard to the Company's long-term growth objectives.

Service-Based Component

Under the long-term incentive plan, the annual amount of service-based restricted stock to be awarded to the Chief Executive Officer is 60% of the executive's annual base salary, and the annual amount to be awarded to the other three members of the Executive Leadership Team is 50% of each executive's annual base salary, reflecting differences in the scope of duties and responsibilities of the Chief Executive Officer as compared to the other three members of the Executive Leadership Team. Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  There is no performance component tied to the service-based award.  The members of the Executive Leadership Team are entitled to cash dividends on shares of unvested service-based restricted stock in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.  The Company believes that restricted shares further the alignment of executive interests with those of stockholders, foster share ownership and wealth creation and provide significant retention value.

On March 7, 2011, the Committee granted the members of the Executive Leadership Team the following awards of service-based restricted stock for 2011 pursuant to the terms of the long-term incentive plan (the closing market price of the Company's common stock on March 7, 2011 was $10.75 per share):

Name	Service-Based Restricted Shares
Harry H. Herington	22,605 shares
Stephen M. Kovzan	12,791 shares
William F. Bradley, Jr.	12,791 shares
Robert W. Knapp	12,791 shares

Performance-Based Component

The performance component of the long-term incentive plan measures long-term Company performance using the following performance criteria:

●	Operating income growth (three-year compound annual growth rate, or “CAGR”) - 25% weighting

●	Total revenue growth (three-year CAGR) - 25% weighting

●	Cash flow return on invested capital (excluding income taxes) (three-year average) - 50% weighting

As compared to the short-term cash incentive plan, the long-term, equity-based incentive plan places a higher weighting on CFROIC and a lower weighting on operating income growth, as management and the Committee believe that CFROIC is the primary driver of stockholder value over the long term.

The plan provides for annual grants of restricted stock tied to three-year performance periods. A new three-year period is intended to begin each year.  At the end of each three-year period, Messrs. Herington, Kovzan, Bradley, and Knapp receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary.  Since 2008, the amount of restricted stock to be awarded at the end of each three-year performance period to the Chief Executive Officer for Company performance at the target levels was 60% of the executive's base salary, and the amount to be awarded to the other three members of the Executive Leadership Team for Company performance at target levels was 50% of each executive's annual base salary.  The plan incorporated a range of possible equity incentives above and below target performance.  For the Chief Executive Officer, this range was from 30% of base salary for achieving threshold performance to 115% of base salary for achieving superior performance.  For the other three members of the Executive Leadership Team, this range was from 25% of base salary for achieving threshold performance to 75% of base salary for achieving superior performance.  For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.

Taking into account SBCG’s recommendations and with the intention of  moving target total annual compensation opportunities for the NEOs toward the market 50th percentile over a multi-year period, with the predominant emphasis on increasing incentive pay, the Committee increased the 2011 percentage levels of base salary for the Chief Executive Officer as follows:

	Previous %	2011%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	30%	40%	0.5 X target
Target	60%	80%	1.0 X target
Superior	115%	134%	1.67 X target

For 2011, the Committee also increased the percentage levels of base salary for the other three NEOs as follows:

	Previous %	2011%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	25%	30%	0.5 X target
Target	50%	60%	1.0 X target
Superior	75%	100%	1.67 X target

For the Chief Executive Officer and other three members of the Executive Leadership Team, threshold performance for each performance criterion remained at 0.5 times target in 2011 (the same as in 2008-2010), while the multiple for superior performance was established at 2 times target (as compared to 1.5 times target in 2008-2010).  However, the overall maximum incentive payout for all three performance criteria was capped at 1.67 times target (as compared to 1.5 times target in 2008-2010).  These changes were consistent with the changes approved by the Committee for the annual cash incentive, as further discussed above.

The higher target percentage level for the Chief Executive Officer reflects differences in the scope of duties and responsibilities of the Chief Executive Officer and the more significant current “gap to market” for the Chief Executive Officer’s total direct compensation, as noted in SBCG’s recent study, as compared to the other three members of the Executive Leadership Team.

The following table sets forth threshold, target and superior Company performance levels for the performance criteria included in the long-term incentive plan for 2011:

	Performance Levels
Performance Criteria	Threshold	Target	Maximum
Operating income growth (three-year CAGR)	12%	17%	22%
Total revenue growth (three-year CAGR)	10%	15%	20%
Cash flow return on invested capital (excluding income taxes) (three-year average)	45%	50%	55%

Performance levels in the table above were recommended by management and approved by the Committee based on the Company's past and expected future performance.  The target performance level in the table above for operating income growth is lower than the Company's performance for the one- and three-year periods ended December 31, 2011 (31.0% and 27.4%, respectively).  The target performance level in the table above for total revenue growth is lower than the Company's performance for the three-year period ended December 31, 2011 (21.6%) and is higher than the Company’s performance for the one-year period ended December 31, 2011 (12.0%).  The target performance level in the table above for CFROIC approximates the Company's performance for the three-year period ended December 31, 2011 (50.5%) and is lower than the Company’s performance for the one-year period ended December 31, 2011 (54%).

On March 7, 2011, the Committee granted the members of the Executive Leadership Team the following awards of performance-based restricted stock for 2011 pursuant to the terms of the long-term incentive plan (the closing market price of the Company's common stock on March 7, 2011 was $10.75 per share):

Name	Performance-Based Restricted Shares Granted (1)
Harry H. Herington	50,333 shares
Stephen M. Kovzan	25,581 shares
William F. Bradley, Jr.	25,581 shares
Robert W. Knapp	25,581 shares

(1)
Represents the maximum number of performance-based restricted shares able to be earned by the NEO at the end of the three-year performance period ending December 31, 2013 pursuant to the terms of the long-term incentive plan.  The actual number of shares earned will be based on the Company's performance as indicated above over the three-year period ending December 31, 2013.  No shares will be vested if threshold performance is not achieved, and no additional shares will be vested for performance in excess of the superior level.

The end of the 2011 fiscal year marked the completion of the three-year performance period under the long-term equity incentive plan established in 2009.  The following table sets forth performance levels for the performance criteria included in the long-term equity incentive grant made to Messrs. Herington, Kovzan, Bradley, and Knapp on February 3, 2009 and actual results for the three-year period ended December 31, 2011 as compared to target performance levels:

	Performance Levels			Three-Year Actual Results
Performance Criteria	Threshold	Target	Superior	Actual	% of Target
Operating income (three-year CAGR)	15%	20%	25%	27.4%	137%
Total revenue (three-year CAGR)	15%	20%	25%	21.6%	108%
Cash flow return on invested capital (three-year average)	15%	20%	25%	50.5%	252%

Pursuant to the terms of the February 3, 2009 performance-based equity grant agreement, the members of the Executive Leadership Team have the opportunity to receive dividend equivalent shares for any cash dividends declared by the Company during the performance period and before any shares are paid under the agreement.  At the end of the three-year performance period, each member of the Executive Leadership Team receives an additional number of shares ("Dividend Shares") determined as follows: (1) as of each date (the "Dividend Payment Date") that the Company would otherwise pay a declared cash dividend on the total number of shares set forth in the agreement, the Company credits a number of Dividend Shares to a notional account established for the benefit of each member of the Executive Leadership Team, and the number of Dividend Shares so credited is calculated by dividing the amount of such hypothetical cash dividend payment by the fair market value of the Company's common stock on the Dividend Payment Date (rounded down to the nearest whole Dividend Share); and (2) on the date some or all of the shares are paid under the agreement, a pro rata number of notional Dividend Shares will be converted into an equivalent number of Dividend Shares earned and paid to each member of the Executive Leadership Team based upon the actual number of underlying shares vested during the performance period.

Based on the Company's performance as indicated above over the three-year period ended December 31, 2011, the actual number of shares earned by Messrs. Herington, Kovzan, Bradley and Knapp and vested on February 3, 2012 were as follows.

Name	Restricted Shares Vested	Dividend Shares Earned	Total Shares
Harry H. Herington	72,755	10,533	83,288
Stephen M. Kovzan	33,332	4,825	38,157
William F. Bradley, Jr.	33,332	4,825	38,157
Robert W. Knapp	33,332	4,825	38,157

The Executive Compensation Program for Ron E. Thornburgh

Ron E. Thornburgh has served as Senior Vice President of Business Development of the Company since February 2010 and was designated an executive officer of the Company in September 2011. The Compensation Committee, after considering the recommendation of Mr. Herington, approved an individualized compensation program for Mr. Thornburgh for 2011 to reflect his unique job responsibilities.  As the primary officer responsible for business development, Mr. Thornburgh oversees the Company’s national sales and marketing efforts.  Mr. Thornburgh’s compensation program differs from the other four NEOs because he participates in a performance-based sales commission plan, as described below.  The other components of Mr. Thornburgh’s compensation program include base salary, a short-term annual incentive (i.e., annual cash bonus), and a long-term, equity-based service longevity incentive, as described below.

Base salary.  Mr. Thornburgh’s base salary is $231,750 per year.

Annual cash incentive.  Mr. Thornburgh’s annual cash incentive award is based on the Company’s pre-established annual operating income goal, and the award amount is calculated as a percentage of Mr. Thornburgh’s base salary.  Mr. Thornburgh has an annual cash incentive target based on 20% of Mr. Thornburgh’s base salary for fiscal 2011.  If the Company had not achieved its pre-established annual operating income goal, no annual cash incentive would have been paid, unless otherwise provided.  Based on the Company’s achievement of its 2011 operating income goal, the Company paid the annual cash incentive payment to Mr. Thornburgh in early 2012.

Long-term, equity-based incentive.  Mr. Thornburgh’s long-term, equity-based incentive is comprised of an annual service-based restricted stock grant in the amount of 35% of his base salary designed to strengthen his long-term commitment to the success of the Company, to promote ownership in the Company, and to motivate him to make significant contributions to the Company that increase stockholder value.  Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  However, in 2011, the Compensation Committee did not award Mr. Thornburgh a restricted stock grant because the Company was in the process of restructuring its equity compensation program for certain officers (other than Messrs. Herington, Kovzan, Bradley, and Knapp) and non-executive management employees of the Company.

Sales commission plan.  The Company’s sales commission plans are designed to fairly compensate key employees who make significant contributions to secure new, profitable government contracts that advance the Company’s long-term growth.  The plan established for Mr. Thornburgh is customized to his role as the leader of the national sales and marketing efforts.  Payments under the plan are generally made as a small percentage of the estimated total operating income (“ETOI”) from the contract over the contract’s initial term.  The Compensation Committee, after considering the recommendation of Mr. Herington, determines the percentage of ETOI for which Mr. Thornburgh is eligible. The percentage of ETOI for which Mr. Thornburgh is eligible may differ from contract to contract based on the level of each person’s contribution to the successful award of a particular contract.  Each commission is paid in installments over the initial term of the contract and adjusted annually based on both actual financial results of the contract to that date and updated financial forecasts for the remainder of the initial contract term.  No commission is considered earned until the contract has been properly executed and the initial revenues from the contract have been collected by the Company.   Furthermore, a commission payment is not considered earned and will not be paid unless Mr. Thornburgh is employed by the Company on each commission payment date.

Executive officers of the Company are not eligible to participate in the regular sales commission plan provided by management to non-executive officer employees for any new contracts signed after the person is designated an executive officer.  However, Mr. Thornburgh and Mr. Knapp continue to collect some bonus payments attributable to commissions determined for each of them for contracts signed prior to each of them being designated executive officers of the Company.  In addition, each of them may from time to time be considered for bonuses approved by the Compensation Committee upon recommendation from Mr. Herington for individual efforts toward the Company obtaining new contracts signed after the date each of them became an executive officer.  Both types of payments are reflected in the “Bonus” column of the Summary Compensation Table on page 37 of this Proxy Statement.

Executive Perquisites for 2011

Other components of executive compensation beyond base salary, annual cash incentives and long-term equity-based incentives include the perquisites discussed below.  With respect to these perquisites, the Committee considered the cost of each perquisite and the total amount of compensation otherwise provided to each executive.

During 2011, the Company provided a leased vehicle and associated maintenance and fuel to Mr. Herington.

During 2011, the Company paid dues for Messrs. Herington, Bradley, Knapp and Thornburgh for the use of a health club near the Company's corporate headquarters in Olathe, Kansas.

In January 2012, the Executive Leadership Team, with the approval of the Board of Directors, agreed to eliminate the perquisites associated with the Company leased vehicle and associated maintenance and fuel and the health club dues.

Stock Ownership Requirements for Executive Leadership Team Members and Non-Employee Directors

On March 7, 2011, the Board of Directors approved a stock ownership policy, to be administered by the Corporate Governance and Nominating Committee.  Both the Board and management believe such a policy generally represents a progressive governance posture and can help underscore a principal objective of equity-based compensation of fostering alignment of Board and management interests with those of stockholders.  The policy is based on a “multiple of” approach to stock ownership whereby ownership guidelines for the members of the Executive Leadership Team are based on a multiple of base salary and for non-employee directors are based on a multiple of annual cash retainer.  The policy’s stock ownership requirements for each participant are as follows:

●	Non-employee directors: four (4) times annual cash retainer

●	Chief Executive Officer: six (6) times annual base salary

●	The Company’s Chief Financial Officer, Chief Operating Officer and Executive Vice President: three (3) times annual base salary

NIC common stock that is vested and owned by the participant will count toward satisfaction of the policy’s requirements.  Stock owned by the participant includes shares owned outright (i.e., held individually or as co-owner with a spouse) and shares beneficially owned but held in trust or in another entity for the benefit of the participant and his or her immediate family.  Unvested equity awards do not count toward satisfaction of the policy’s requirements.  During times that the minimum ownership requirement is not attained, the participant is required to retain at least 50% (or such other percentage as subsequently set by the Corporate Governance and Nominating Committee) of net shares of common stock delivered through the Company’s equity compensation plans.  Net shares of common stock refer to those shares that remain after shares are forfeited, sold or netted to pay any exercise price of a stock option award and/or any withholding taxes with respect to a stock option award or the vesting of any restricted stock.  The policy contains a hardship provision administered by the Corporate Governance and Nominating Committee.

All non-employee directors and members of the Executive Leadership Team subject to the stock ownership requirements described herein currently meet such requirements, with the exception of Ms. Karen Evans and Governor C. Brad Henry, who were each appointed to the Board of Directors in October 2011 and do not currently own any shares of NIC stock outright, and Mr. Knapp, who currently owns 60,187 shares of NIC stock outright.  Governor Henry, Ms. Evans, and Mr. Knapp are within the period allowed under the policy to come into compliance with the policy.

Agreements with Executive Officers

Each of Messrs. Herington, Kovzan and Bradley has an existing employment agreement that sets forth certain levels of base salary and bonus severance compensation tied exclusively to change-in-control events.  These agreements have been in place since 2000, at which time the Committee determined that such provisions, including the right of the executive to trigger severance payments by voluntarily terminating employment after a change-in-control, were appropriate considering the reasonable possibility of the Company being acquired due to its low stock price and poor financial condition, and considering the volatility and consolidation occurring within the information technology and internet services industries at that time.  The Company has included change-in-control and termination provisions in the various plans and award agreements relating to incentive compensation of the named executive officers.  The plans and award agreements generally provide that upon a change in control, performance-based awards vest at specified levels, due to the potential lack of executive control over performance conditions after the change in control, and service-based awards do not accelerate or vest if they are assumed by the acquiring entity.  Summaries of employment agreements and the change-in-control and termination provisions of award agreements for each of them are included on pages 52 to 56 in this Proxy Statement.

In addition, each named executive officer has entered into indemnification agreements with NIC, each in a form approved by the Company's Board and previously disclosed by the Company.  The Company has entered into a form of the indemnification agreement with each of its directors.  The Company’s Board has further authorized the Company to enter into the form indemnification agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board.  The indemnification agreement supplements and clarifies existing indemnification provisions of the Company's Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the indemnification agreement.  The indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

_________________

COMPENSATION TABLES

The following Summary Compensation Table sets forth summary information as to compensation received by the persons who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal year 2011 and each of the other executive officers whose total adjusted compensation exceeded $100,000 during fiscal year 2011, which are collectively referred to herein as the "named executive officers" or “NEOs”.

SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation (Including Perquisites) ($)(5)	Total ($)
	(a)	(b)	(c)	(d)	(f)	(g)	(i)
Harry H. Herington (6)	2011	402,167	-	567,000	503,717	92,377	1,565,261
Chairman of the Board and	2010	390,450	-	387,779	197,846	193,981	1,170,056
Chief Executive Officer	2009	380,000	50,000	477,149	231,727	107,429	1,246,305

Stephen M. Kovzan (7)	2011	273,500	-	302,500	273,624	43,786	893,410
Chief Financial Officer	2010	267,150	-	209,952	135,368	103,230	715,700
	2009	260,000	50,000	244,978	158,550	58,438	771,966

William F. Bradley, Jr. (8)	2011	273,500	-	302,500	273,624	40,972	890,596
Executive Vice President,	2010	267,150	-	209,952	135,368	88,221	700,691
Chief Administrative Officer,	2009	260,000	50,000	244,978	158,550	53,743	767,271
General Counsel and Secretary

Robert W. Knapp (9)	2011	273,500	40,000	302,500	273,624	40,321	929,945
Chief Operating Officer	2010	267,150	100,000	209,952	135,368	69,006	781,476
	2009	259,792	50,000	244,978	158,550	37,076	750,396

Ron E. Thornburgh (10)	2011	229,500	14,760	-	39,205	6,293	289,758
Senior Vice President of
Business Development

(1)	The "Option Awards" and "Change in Pension Value and Non-qualified Deferred Compensation Earnings" columns have been omitted from the Summary Compensation Table because the Company did not grant any stock option awards to the named executive officers in the years presented and does not provide a pension program.

(2)
Amounts for 2009 consist of discretionary bonuses awarded by the Compensation Committee to all named executive officers for the successful acquisition of certain eGovernment contracts in the state of Texas in May 2009.  Amounts for Mr. Knapp in 2010 and 2011 consist of bonuses paid in lieu of the sales commissions Mr. Knapp would have earned under the sales commission plan approved by the Compensation Committee for efforts by Mr. Knapp prior to his designation as an executive officer for the successful award to the Company of a new seven-year contract with the state of Texas, commencing on January 1, 2010, to manage the state’s official government portal.  The amount for 2011 for Mr. Thornburgh consists of a bonus paid in lieu of the sales commission Mr. Thornburgh would have earned under the sales commission plan for his involvement in securing certain government portal contracts prior to his designation as an executive officer. He became ineligible for the plan upon becoming an executive officer in September 2011.

(3)
Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.  Pursuant to SEC rules, the amounts shown reflect the probable outcome of performance conditions that affect the vesting of awards granted to the named executive officers.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 11 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.  For additional information regarding stock awards for the named executive officers, refer to the "Grants of Plan-Based Awards in Last Fiscal Year" and "Outstanding Equity Awards at Fiscal Year End" tables included in this Proxy Statement beginning on page 42.  The grant date fair value does not reflect dividends payable on unvested shares of service-based or performance-based restricted stock.  The value of dividends paid on such restricted stock is reported in the All Other Compensation column and not in the Stock Awards column.

(4)
For 2011, amount consists of compensation earned in 2011, based on the Company's fiscal 2011 financial performance, but paid in 2012 under the Company's annual cash incentive plan. Compensation earned equaled approximately 124% of the Chief Executive Officer’s base salary as of May 2011 and 99% of the base salary for all other members of the Executive Leadership Team as of May 2011.  For 2010, amount consists of compensation earned in 2010, based on the Company's fiscal 2010 financial performance, but paid in 2011 under the Company's annual cash incentive plan. Compensation earned equaled approximately 51% of the named executive officer's base salary as of May 2010.  For 2009, amount consists of compensation earned in 2009, based on the Company's fiscal 2009 financial performance, but paid in 2010 under the Company's annual cash incentive plan. Compensation earned equaled 61% of the named executive officer's base salary as of May 2009. For additional information regarding the Company's annual cash incentive plan, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 23.

(5)	All Other Compensation includes (i) the dollar amount of cash dividends declared on unvested shares subject to a service-based restricted stock award during each year and (ii) the dollar amount of any cash dividend declared on shares subject to each outstanding performance-based restricted stock award during each year, based upon the maximum number of shares which may become vested under the performance-based restricted stock award. Under each award agreement relating to the performance-based restricted stock awards, the actual dividend is payable to the named executive officer in the form of shares of Company common stock at the end of the three-year performance period for each award, but only to the extent the underlying shares have vested. At the end of the three-year performance period and on the date some or all of the shares are vested under the award, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares earned and shall be paid to the named executive officers based upon the actual number of underlying shares vested during the performance period. No dividends or dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period. The dollar amount of the dividends declared on service-based and performance-based restricted stock awards (based upon the assumed maximum vesting) for each named executive officer is described in Notes 6 through 9 below. The amounts shown do not reflect any forfeitures at the end of the respective performance period of dividends previously declared on shares of performance-based restricted stock (and disclosed in the table).

(6)	In February 2011, the Compensation Committee increased Mr. Herington’s base salary approximately 3% from $391,400 to $405,000 as an approximate cost-of-living adjustment.

In February 2010, the Compensation Committee increased Mr. Herington’s base salary by approximately 3%, from $380,000 to $391,400, as an approximate cost-of-living adjustment.

For 2011, All Other Compensation for Mr. Herington consists of the following items:

	•	Cash dividend equivalent of $0.25 per share on 75,103 unvested shares of service-based restricted stock declared by the Company in October 2011 – $18,776;

•
Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2009, 2010 and 2011 (See Note 5 above) – $45,867 (based upon the cash dividend declared in October 2011);

	•	Leased vehicle and associated maintenance and fuel paid by the Company – $18,548;

	•	Company 401(k) matching funds earned in 2011 – $8,250; and

	•	Health club dues paid by the Company – $936.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Herington (which did not include dividends which may be paid on such restricted stock) was $541,080 in 2011, $450,110 in 2010 and $437,100 in 2009 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions.  For additional information regarding Mr. Herington's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 23.

(7)	In February 2011, the Compensation Committee increased Mr. Kovzan’s base salary by approximately 3% from $267,800 to $275,000, as an approximate cost-of-living adjustment.

In February 2010, the Compensation Committee increased Mr. Kovzan’s base salary by approximately 3%, from $260,000 to $267,800, as an approximate cost-of-living adjustment.

For 2011, All Other Compensation for Mr. Kovzan consists of the following items:

	•	Cash dividend equivalent of $0.25 per share on 57,155 unvested shares of service-based restricted stock declared by the Company in October 2011 – $14,289; and

	•	Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2009, 2010 and 2011 (See Note 5 above) – $21,247 (based upon the cash dividend declared in October 2011);

	•	Company 401(k) matching funds earned in 2011 – $8,250.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Kovzan (which did not include dividends which may be paid on such restricted stock) was $275,000 in 2011, $200,850 in 2010 and $195,000 in 2009 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions.  For additional information regarding Mr. Kovzan's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 23.

(8)	In February 2011, the Compensation Committee increased Mr. Bradley’s base salary by approximately 3% from $267,800 to $275,000, as an approximate cost-of-living adjustment.

In February 2010, the Compensation Committee increased Mr. Bradley’s base salary by approximately 3%, from $260,000 to $267,800, as an approximate cost-of-living adjustment.

For 2011, All Other Compensation for Mr. Bradley consists of the following items:

	•	Cash dividend equivalent of $0.25 per share on 42,155 unvested shares of service-based restricted stock declared by the Company in October 2011 – $10,539;

	•	Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2009, 2010 and 2011 (See Note 5 above) – $21,247 (based upon the cash dividend declared in October 2011);

	•	Company 401(k) matching funds earned in 2011 – $8,250; and

	•	Health club dues paid by the Company – $936.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Bradley (which did not include dividends which may be paid on such restricted stock) was $275,000 in 2011, $200,850 in 2010 and $195,000 in 2009 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions. For additional information regarding Mr. Bradley's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement on page 23.

(9)	In February 2011, the Compensation Committee increased Mr. Knapp’s base salary by approximately 3% from $267,800 to $275,000, as an approximate cost-of-living adjustment.

In February 2010, the Compensation Committee increased Mr. Knapp’s base salary by approximately 3%, from $260,000 to $267,800, as an approximate cost-of-living adjustment.

On February 3, 2009, the Board of Directors of the Company appointed Mr. Knapp to the position of Executive Vice President, with an annual base salary of $260,000.  Mr. Knapp had previously served as the Company's Vice President of Portal Operations.

In 2011 and 2010, Mr. Knapp was awarded sales commission bonuses of $40,000 and $100,000, respectively, as authorized by the Compensation Committee for efforts by Mr. Knapp prior to his designation as an executive officer, toward the successful award to the Company of a new seven-year contract with the state of Texas, commencing on January 1, 2010, to manage the state’s official government portal.

For 2011, All Other Compensation for Mr. Knapp consists of the following items:

	•	Cash dividend equivalent of $0.25 per share on 39,551 unvested shares of service-based restricted stock declared by the Company in October 2011 – $9,888;

	•	Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2009, 2010 and 2011 (See Note 5 above) – $21,247 (based upon the cash dividend declared in October 2011);

	•	Company 401(k) matching funds earned in 2011 – $8,250; and

	•	Health club dues paid by the Company – $936.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Knapp (which did not include dividends which may be paid on such restricted stock) was $275,000 in 2011, $200,850 in 2010 and $195,000 in 2009 assuming the highest level of performance conditions was achieved, while the amount reported in the Stock Awards column reflects the probable outcome of performance conditions.  For additional information regarding Mr. Knapp's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 23.

(10)
In September 2011, the Company determined that Mr. Thornburgh met the definition of an “executive officer” pursuant to Rule 3b-7 under the Securities Exchange Act of 1934, as amended ("Exchange Act").  Mr. Thornburgh’s base salary was $231,750 at the time he was designated an executive officer and remained unchanged.

In 2011 Mr. Thornburgh was awarded a sales commission bonus of $14,760 for his involvement in securing certain government portal contracts prior to his designation as an executive officer.

For 2011, All Other Compensation for Mr. Thornburgh consists of the following items:

	•	Cash dividend equivalent of $0.25 per share on 15,760 unvested shares of service-based restricted stock declared by the Company in October 2011 – $3,940;

	•	Company 401(k) matching funds earned in 2011 – $1,417; and

	•	Health club dues paid by the Company – $936.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

The following table sets forth information concerning grants of restricted stock awards and incentive plan awards to the named executive officers during the fiscal year ended December 31, 2011.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	Shares of Stock or Units (#)(3)	and Option Awards ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Harry H.	3-7-11	151,875	303,750	607,500	-	-	-	-	-
Herington	3-7-11	-	-	-	15,070	30,140	50,333	-	-
	3-7-11	-	-	-	-	-	-	22,605	243,000

Stephen M.	3-7-11	82,500	165,000	330,000	-	-	-	-	-
Kovzan	3-7-11	-	-	-	7,674	15,349	25,581	-	-
	3-7-11	-	-	-	-	-	-	12,791	137,500

William F.	3-7-11	82,500	165,000	330,000	-	-	-	-	-
Bradley, Jr.	3-7-11	-	-	-	7,674	15,349	25,581	-	-
	3-7-11	-	-	-	-	-	-	12,791	137,500

Robert W.	3-7-11	82,500	165,000	330,000	-	-	-	-	-
Knapp	3-7-11	-	-	-	7,674	15,349	25,581	-	-
	3-7-11	-	-	-	-	-	-	12,791	137,500

Ron E.
Thornburgh	1-1-11	-	46,350	-	-	-	-	-	-

(1)
For Messrs. Herington, Kovzan, Bradley, and Knapp, represents a grant pursuant to the Company's 2011 annual cash incentive plan that will be paid out to each of the four members of the Executive Leadership Team if certain Company financial performance criteria are satisfied.  The Compensation Committee determined a "target" performance level for the Company for each of three performance criteria (operating income, total revenue and cash flow return on invested capital).  Performance of the Company at the target level will result in an annual cash incentive that is 75% of Mr. Herington’s base salary and 60% of the base salary for Messrs. Kovzan, Bradley, and Knapp.  The Committee also determined a range of possible cash incentives above and below target performance, ranging from 37.5% of Mr. Herington’s base salary for achieving "threshold" performance to 125% of Mr. Herington’s base salary for achieving "superior" performance, and ranging from 30% of base salary for Messrs. Kovzan, Bradley, and Knapp for achieving “threshold” performance to 100% of base salary for Messrs. Kovzan, Bradley, and Knapp for achieving “superior” performance.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation will be used.  No payments are awarded under the plan if threshold performance is not achieved, and no additional payments are awarded for performance in excess of the superior level.  For Mr. Thornburgh, the annual cash incentive will be paid out if the Company achieves its pre-established operating income goal for the year and will result in an award equal to 20% of Mr. Thornburgh’s base salary.  Annual incentive payments equaling approximately 124% of base salary will be paid to Mr. Herington, 99% of base salary will be paid to Messrs. Kovzan, Bradley, and Knapp and 20% of base salary were paid to Mr. Thornburgh in early 2012 based on the Company's actual 2011 financial performance in relation to the performance criteria and performance levels included in the respective annual cash incentive plans for 2011.  Under the plan for 2011 for Messrs. Herington, Kovzan, Bradley, and Knapp, the Committee retains sole discretion to reduce or eliminate an executive's bonus to reflect either (i) the executive's performance or (ii) unanticipated factors.  In addition, under the plan for 2011, the Committee may adjust the calculated annual cash incentive amount (based on actual results vs. target) upwards or downwards by up to 20% based on the Company’s relative performance to market and/or its peer group for the performance period.  Under the plan for Mr. Thornburgh, Mr. Herington retains sole discretion to recommend the reduction or elimination of Mr. Thornburgh's bonus to reflect either (i) Mr. Thornburgh's performance or (ii) unanticipated factors.  For additional information regarding the Company's 2011 annual cash incentive plans for the NEOs, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 23.

(2)
For Messrs. Herington, Kovzan, Bradley and Knapp, represents a grant of performance-based restricted stock on March 7, 2011 pursuant to the Company's 2011 long-term equity incentive plan that will vest in whole or in part on March 7, 2014 if certain Company financial performance criteria are satisfied.  The plan provides for annual grants of restricted stock tied to three-year performance periods.  A new three-year period is intended to begin each year.  At the end of each three-year period, members of the Executive Leadership Team receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  The three-year performance period for this grant is the three-year period ending December 31, 2013.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary.  The amount of restricted stock to be awarded at the end of each three-year performance period to Mr. Herington for Company performance at the target levels is 80% of the executive's base salary, and the amount to be awarded to the other members of the Executive Leadership Team for Company performance at target levels is 60% of each executive's annual base salary.  The plan incorporates a range of possible equity incentives above and below target performance.  For Mr. Herington, this range is from 40% of base salary for achieving threshold performance to 134% of base salary for achieving superior performance.  For the other members of the Executive Leadership Team, this range is from 30% of base salary for achieving threshold performance to 100% of base salary for achieving superior performance.  For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.

Each member of the Executive Leadership Team has the opportunity to receive dividend equivalents for any cash dividend declared during the three-year performance period on shares subject to a performance-based restricted stock award, which dividend equivalents are payable in the form of shares of Company common stock, based upon the pro rata number of shares earned and vested under each performance-based restricted stock award.  Such cash dividend amount shall be divided by the fair value of the Company’s common stock on the dividend payment date to determine the maximum number of notional shares to be awarded.  At the end of the three-year performance period and on the date some or all of the shares are paid under the plan, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares and paid to each member of the Executive Leadership Team based upon the actual number of underlying shares vested during the performance period.  No dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period.  Such dividend shares are not included in the calculation of the estimated future payouts under equity incentive plan awards.  For additional information regarding the Company's 2011 long-term, equity-based incentive plan, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 23.

(3)
For Messrs. Herington, Kovzan, Bradley, and Knapp, represents a grant of service-based restricted stock on March 7, 2011 to each member of the Executive Leadership Team pursuant to the Company's 2011 long-term, equity-based incentive plan.  The amount of restricted stock awarded to Mr. Herington was 60% of the executive's base salary, and the amount of restricted stock awarded to the other members of the Executive Leadership Team was 50% of each executive's base salary.  The number of shares granted was based upon the closing market price of the Company's Common Stock on March 7, 2011 of $10.75 per share.  The grant vests in four equal annual installments beginning on March 7, 2012.  Mr. Thornburgh was not awarded a restricted stock grant in 2011, as the Company was in the process of restructuring its equity compensation program for certain officers (other than Messrs. Herington, Kovzan, Bradley, and Knapp) and non-executive management employees of the Company.  For additional information regarding the Company's long-term, equity-based incentive plans for all of the named executive officers, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 23.

(4)	Represents the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, refer to Note 11 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. The grant date fair value did not reflect future dividends which might be paid on unvested shares of service-based or performance-based restricted stock. The value of dividends declared on such restricted stock is reported in the All Other Compensation column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table sets forth information concerning outstanding restricted stock awards for the named executive officers at December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Harry H. Herington (2)	-	-	-	-	-	75,103	999,621	183,470	2,441,986

Stephen M. Kovzan (3)	-	-	-	-	-	57,155	760,733	84,990	1,131,217

William F. Bradley, Jr. (4)	-	-	-	-	-	42,155	561,083	84,990	1,131,217

Robert W. Knapp (5)	-	-	-	-	-	39,551	526,424	84,990	1,131,217

Ron E. Thornburgh (6)	-	-	-	-	-	15,760	209,766	-	-

(1)	The closing sales price per share of the Company's Common Stock on December 31, 2011, was $13.31.

(2)	At December 31, 2011, Mr. Herington directly owned the following unvested restricted stock awards:

	(i)	1,000 shares of service-based restricted stock, which vest on February 4, 2012;

	(ii)	9,727 shares of service-based restricted stock, which vest on March 4, 2012;

	(iii)	20,652 shares of service-based restricted stock, which vest in two remaining equal annual installments beginning on February 3, 2012;

	(iv)	21,119 shares of service-based restricted stock, which vest in three remaining equal annual installments beginning February 1, 2012;

	(v)	22,605 shares of service-based restricted stock, which vest in four remaining equal annual installments beginning March 7, 2012;

	(vi)	79,167 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2011, excluding 11,461 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which vest in whole or in part on February 3, 2012, if certain Company financial performance criteria are satisfied; and

	(vii)	53,970 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 4,562 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which will vest in whole or in part on February 1, 2013, if certain Company financial performance criteria are satisfied.

	(viii)	50,333 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2013, excluding 956 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which will vest in whole or in part on March 7, 2014, if certain Company financial performance criteria are satisfied.

(3)	At December 31, 2011, Mr. Kovzan owned the following unvested restricted stock awards:

	(i)	15,000 shares of unvested service-based restricted stock, which vest on February 4, 2012;

	(ii)	5,546 shares of unvested service-based restricted stock, which vest on March 4, 2012;

	(iii)	11,776 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 3, 2012;

	(iv)	12,042 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 1, 2012;

	(v)	12,791 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on March 7, 2012;

	(vi)	35,326 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2011, excluding 5,115 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which vest in whole or in part on February 3, 2012, if certain Company financial performance criteria are satisfied; and

	(vii)	24,083 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 2,035 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which will vest in whole or in part on February 1, 2013, if certain Company financial performance criteria are satisfied.

	(viii)	25,581 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2013, excluding 485 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which will vest in whole or in part on March 7, 2014, if certain Company financial performance criteria are satisfied.

(4)	At December 31, 2011, Mr. Bradley owned the following unvested restricted stock awards:

	(i)	5,546 shares of unvested service-based restricted stock, which vest on March 4, 2012;

	(ii)	11,776 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 3, 2012;

	(iii)	12,042 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 1, 2012;

	(iv)	12,791 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on March 7, 2012;

	(v)	35,326 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2011, excluding 5,115 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which vest in whole or in part on February 3, 2012, if certain Company financial performance criteria are satisfied; and

	(vi)	24,083 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 2,035 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which will vest in whole or in part on February 1, 2013, if certain Company financial performance criteria are satisfied.

	(vii)	25,581 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2013, excluding 485 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which will vest in whole or in part on March 7, 2014, if certain Company financial performance criteria are satisfied.

(5)	At December 31, 2011, Mr. Knapp owned the following unvested restricted stock awards:

	(i)	2,942 shares of unvested service-based restricted stock, which vest on July 28, 2012;

	(ii)	11,776 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 3, 2012;

	(iii)	12,042 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 1, 2012;

	(iv)	12,791 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on March 7, 2012;

	(v)	35,326 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2011, excluding 5,115 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which vest in whole or in part on February 3, 2012, if certain Company financial performance criteria are satisfied; and

	(vi)	24,083 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 2,035 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which will vest in whole or in part on February 1, 2013, if certain Company financial performance criteria are satisfied.

	(viii)	25,581 performance-based restricted stock awards the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2013, excluding 485 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2011) issued pursuant to an equity incentive plan which will vest in whole or in part on March 7, 2014, if certain Company financial performance criteria are satisfied.

(6)	At December 31, 2011, Mr. Thornburgh owned the following unvested restricted stock awards:

	(i)	7,968 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on May 4, 2012; and

	(ii)	7,792 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on July 26, 2012.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

The following table sets forth information concerning stock option exercises and shares of restricted stock acquired on vesting by the named executive officers during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)($)
(a)	(b)	(c)	(d)	(e)
Harry H. Herington	-	-	103,334	1,116,127
Stephen M. Kovzan	-	-	65,200	695,295
William F. Bradley, Jr.	-	-	50,200	541,395
Robert W. Knapp	-	-	15,881	176,309
Ron E. Thornburgh	-	-	5,252	68,142

(1)
The "value realized" on vesting of a restricted stock award is calculated based on the per share closing market price for our common stock on the vesting date of the award multiplied by the number of shares vested.

The "Pension Benefits" and "Non-qualified Deferred Compensation" tables have been omitted because NIC does not provide such compensation.

_________________

EXECUTIVE OFFICERS

Below is certain information regarding the executive officers of the Company who are not directors.  Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions with the Company
Stephen M. Kovzan	43	Chief Financial Officer
William F. Bradley, Jr.	57	Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary
Robert W. Knapp	43	Chief Operating Officer
Ron E. Thornburgh	49	Senior Vice President of Business Development

Stephen M. Kovzan has served as the Company's Chief Financial Officer since August 2007. Mr. Kovzan joined the Company in October 1999 and served as the Company's Controller until September 2000, at which time he became the Company's Vice President of Financial Operations and Chief Accounting Officer, serving as such until August 2007.  After being appointed Chief Financial Officer in August 2007, he also continued to perform the functions of chief accounting officer until January 2011.  Prior to joining the Company, Mr. Kovzan served as a business assurance manager with PricewaterhouseCoopers LLP.  Mr. Kovzan is a Certified Public Accountant and holds a B.S. in business administration from the University of Tulsa and an M.S. in business from the University of Kansas.

William F. Bradley, Jr. was appointed to the positions of Executive Vice President and Chief Administrative Officer in January 2012.  From May 2006 until this appointment, he served as the Company’s Chief Operating Officer.  Mr. Bradley has also served as the Company's Secretary since May 1998 and General Counsel since July 1998.  In addition, Mr. Bradley served as a director from May 1998 to February 1999 and Executive Vice President of Strategy, Policy and Legal from July 1998 to May 2006.  Mr. Bradley joined one of the original companies in January 1995 that later consolidated to become NIC in 1998.  He served in various executive capacities with the Company's subsidiaries, including President and CEO of Indiana Interactive from September 1995 to May 2001.  Prior to 1995, he was engaged in the private practice of law in Kansas for fourteen years.  From June 1987 to September 1993, as a volunteer, Mr. Bradley organized and led the ad hoc group that created the Information Network of Kansas (INK), a quasi-state entity.  Mr. Bradley authored the Information Network of Kansas Act, which established the first legal framework for transaction-based, outsourced electronic government.   In addition, he served as INK's first chairman as it procured and then oversaw the outsourced state portal contract in Kansas.  By reason of his early involvement and efforts, Mr. Bradley is considered a founder of NIC as it became a national company.  Mr. Bradley also serves as principal executive officer in several LLCs in the investment and agricultural areas that are not affiliated with NIC.  He holds a B.A. degree in English from the University of Kansas, and a J.D. degree from the University of Kansas School of Law.

Robert W. Knapp was appointed to the position of Chief Operating Officer in January 2012.  From February 2009 until this appointment, he served as the Company’s Executive Vice President.  Mr. Knapp joined the Company in November 1999 and has served in various management capacities, including Director of Marketing for the Company's Indiana portal subsidiary, President and General Manager of the Company's Kansas portal subsidiary, Regional Manager, and most recently Vice President of Portal Operations.  Prior to joining the Company, Mr. Knapp was a director of information systems with Alltel.  Mr. Knapp holds a B.S. in business administration and an M.B.A from the University of Tulsa.

Ron E. Thornburgh is the Company’s Senior Vice President of Business Development, where he leads the Company’s national sales and marketing efforts. Mr. Thornburgh joined the Company in February 2010.  Prior to joining the Company, he served fifteen years as Kansas Secretary of State. In 2002 he was recognized as a Digital Government “Agent of Change” by the Massachusetts Institute of Technology after leading Kansas to national prominence with the introduction of the Kansas Online Uniform Commercial Code filing system in July 2001. He has served on several government association and nonprofit boards, including five-time honorary chairman of the Kansas Law Enforcement Special Olympics Torch Run and Past President of the National Association of Secretaries of State. Mr. Thornburgh holds a Bachelor of Science degree in Criminal Justice from Washburn University.

_________________

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities to be issued upon the exercise of outstanding options, warrants and rights and securities available for issuance under the Company's equity compensation plans as of December 31, 2011:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights outstanding as of December 31, 2011	Weighted average exercise price of outstanding options, warrants and rights shown in column A	Number of securities available for future issuance as of December 31, 2011

Equity compensation plans
approved by stockholders:
Stock options	-	$-	4,544,679	See Note (1)
Employee stock purchase plan	See Note (2)	See Note (2)	1,611,759

Equity compensation plans
not approved by stockholders	-	-	-
Total	-	$-	6,156,438

(1) In May 2009, the NIC plan was modified, as approved by the Company’s Board of Directors and stockholders, to increase the number of shares the Company is authorized to grant under the NIC plan by 5,000,000 common shares.  The amount shown excludes 1,188,193 shares subject to outstanding unvested restricted stock awards.

(2) March 31, 2011 was the purchase date of common stock for the most recently completed offering period under the Company’s employee stock purchase plan.  Therefore, as of such date, no purchase rights were outstanding.  The purchase price for the offering period ended March 31, 2011, was $6.29 per share, and the total number of shares purchased was 103,593.

_________________

EMPLOYMENT AGREEMENTS AND SEVERANCE PAYMENTS

Employment Agreements

Messrs. Herington, Kovzan and Bradley have entered into employment agreements with the Company, each dated as of September 1, 2000, that have substantially the same terms, except with respect to their job titles and the annual salary payable to each officer.  Mr. Herington currently serves as the Company's Chief Executive Officer, with an annual salary at December 31, 2011 of $405,000.  Mr. Kovzan currently serves as the Company's Chief Financial Officer, with an annual salary at December 31, 2011 of $275,000.  Mr. Bradley currently serves as the Company's Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, with an annual salary at December 31, 2011 of $275,000.  Messrs. Knapp and Thornburgh, who are also named executive officers of the Company, do not have employment agreements with NIC.

Under the employment agreements, the Company may terminate the executive's employment at any time for cause or the executive may voluntarily terminate his employment at any time and for any reason.  If the executive is terminated for cause, or the executive voluntarily terminates his employment outside the context of a "change of control" of the Company, the executive will not be entitled to any severance pay or similar pay.  The executive will only be entitled to receive the compensation earned by the executive prior to and including the date of termination.  Cause is defined in the agreements as:  (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of the executive's duties to the Company; (d) intentional damage to any of the Company's property; or (e) conduct by the executive which the Company's Board of Directors determines to be inappropriate for his position.  As described further below, the executive may be entitled to certain severance pay after the executive's voluntary termination after a "change in control" of the Company.

Under the employment agreements, the Company may terminate the executive's employment at any time without cause and the executive will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.  The Company does not currently maintain a severance benefit plan.

In the event the executive's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, or if the executive voluntarily terminates his employment within six months after a change in control, the executive is entitled to receive a severance payment in accordance with the terms of the employment agreement.  Under the employment agreements, a change in control will be deemed to have occurred if any person (other than a trustee or a fiduciary holding securities under the Company's employee benefit plan) who is not a beneficial owner (as that term is defined in Rule 13d-3 under the  Exchange Act) of 5% or more of the Company's Common Stock as of the date of the executive's employment agreement becomes the beneficial owner of 40% or more of the Company's Common Stock, or the stockholders approve a merger or consolidation of the Company with another company, other than a merger or consolidation in which the stockholders of the Company own 50% or more of the voting stock of the surviving corporation, the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

Upon a change in control, the employment agreements provide that the executive is entitled to receive a severance payment equal to the product of the number of full years the executive was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by the executive for the last complete calendar year or year of employment, whichever is greater.  The amount of any severance payment to the executive may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code, in which case, the amount payable by the Company will be the maximum amount payable without causing such payment to be nondeductible by the Company.  The employment agreements also provide that all stock options held by the executive will vest upon a change in control.  None of the executives had any stock options outstanding at December 31, 2011.

Mr. Herington commenced employment with the Company on August 4, 1995.  Had Mr. Herington's employment been terminated without cause in connection with or in contemplation of a change in control on December 31, 2011 or had Mr. Herington voluntarily terminated his employment on such date within six months after a change in control, Mr. Herington would have been entitled to a cash severance payment totaling approximately $1,211,623.

Mr. Kovzan commenced employment with the Company on October 25, 1999.  Had Mr. Kovzan's employment been terminated without cause in connection with or in contemplation of a change in control on December 31, 2011 or had Mr. Kovzan voluntarily terminated his employment on such date within six months after a change in control, Mr. Kovzan would have been entitled to a cash severance payment totaling approximately $548,624.

Mr. Bradley commenced employment with the Company on January 1, 1995.  Had Mr. Bradley's employment been terminated without cause in connection with or in contemplation of a change in control on December 31, 2011 or had Mr. Bradley voluntarily terminated his employment on such date within six months after a change in control, Mr. Bradley would have been entitled to a cash severance payment totaling approximately $777,217.

Messrs. Herington, Kovzan, Bradley, Knapp, and Thornburgh have each entered into a proprietary information and inventions agreement and a non-competition agreement.  If the executive's employment with the Company terminates for any reason, the agreements provide collectively that the executive:  (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

Restricted Stock Agreements

Messrs. Herington, Kovzan, Bradley and Knapp have entered into two forms of restricted stock agreements for each year awards are granted that govern the terms of each of the executive's restricted stock awards granted under the Company's 2006 Amended and Restated Stock Option and Incentive Plan (the "Plan").  One form of agreement governs the terms of the executive's service-based restricted stock awards (the "Service-Based Restricted Stock Agreement").  The service-based restricted stock awards do not contain a performance component and vest ratably over a four-year service period following the date of grant.  The other form of agreement governs the terms of the executive's performance-based restricted stock awards (the "Performance-Based Restricted Stock Agreement").  The performance-based restricted stock awards are tied to a three-year performance period and the actual number of shares (including dividend shares payable for such awards), if any, vested at the end of the period is based on pre-established Company performance goals.  Mr. Thornburgh has entered into a Service-Based Restricted Stock Agreement for each award of service-based restricted stock, but has not been awarded any performance-based restricted stock awards.  His service-based restricted stock awards do not contain a performance component and vest ratably over a four-year service period following the date of grant.

Each Service-Based Restricted Stock Agreement is the same form of agreement entered into by all recipients of service-based restricted stock awards granted under the Plan.  If the executive's employment is terminated for any reason, including retirement, death or disability, all outstanding unvested shares of restricted stock under the Service-Based Restricted Stock Agreement are forfeited.  The Service-Based Restricted Stock Agreement provides that all outstanding unvested restricted shares will automatically become fully vested in the event (a) of a dissolution, liquidation or sale of all or substantially all of the assets of the Company, or (b) the Company is not the surviving corporation in any merger, consolidation, or reorganization; provided, however, that no such automatic vesting will occur if and to the extent (a) the Service-Based Restricted Stock Agreement is, in connection with the transaction, assumed by the successor corporation, or (b) the restricted shares are replaced with a cash incentive program of the successor corporation which preserves the fair market value of the restricted shares at the time of the transaction and provides for subsequent pay-out in accordance with a vesting schedule specified under the Service-Based Restricted Stock Agreement.

As of December 31, 2011, (a) Mr. Herington owned 75,103 service-based restricted shares that had an aggregate market value of $999,621, (b) Mr. Kovzan owned 57,155 service-based restricted shares that had an aggregate market value of $760,733, (c) Mr. Bradley owned 42,155 service-based restricted shares that had an aggregate market value of $561,083, (d) Mr. Knapp owned 39,551 service-based restricted shares that had an aggregate market value of $526,424, and (e) Mr. Thornburgh owned 15,760 service-based restricted shares that had an aggregate market value of $209,766. If a transaction as described above occurred on December 31, 2011, and the successor corporation did not assume the shares or otherwise provide substitute cash payments, the service-based restricted shares would have automatically become fully vested.

The Performance-Based Restricted Stock Agreements entered into by Messrs. Herington, Kovzan, Bradley, and Knapp are substantially the same form, except for provisions regarding the number of shares to be awarded at the end of the performance period.  If the executive's employment is terminated for any reason, other than death, disability or following a change in control, all undelivered shares of restricted stock under the Performance-Based Restricted Stock Agreement are forfeited (including dividend shares payable for such awards).  If the executive's employment is terminated for death or disability, the executive is entitled to a pro rata portion of the undelivered shares (including dividend shares payable for such awards) based upon the number of months the executive was employed during the performance period and the Company's actual performance.

The definition of "change in control" under the Performance-Based Restricted Stock Agreement is the same as the sale transaction definition under the Service-Based Restricted Stock Agreement.  If a change in control occurs on or prior to the first anniversary of the grant date, (a) all outstanding unvested restricted shares (including dividend shares) will automatically become fully vested as if the Company achieved its "target" performance goal (as defined in the Agreement) and (b) the shares (and dividend shares) are payable prior to the change in control, or, if the surviving entity assumes the Performance-Based Restricted Stock Agreement, at the end of the performance period.  If a change in control occurs after the first anniversary of the grant date, (a) all outstanding unvested restricted shares (including dividend shares) will automatically become fully vested based on the Company's actual performance as if the performance period ended on December 31 immediately preceding the change in control date, adjusted for the shortened performance period, and (b) the shares (and dividend shares) are payable prior to the change in control, or, if the surviving entity assumes the Performance-Based Restricted Stock Agreement, at the end of the performance period.  In each case, if the surviving entity assumes the Performance-Based Restricted Stock Agreement, and the executive is terminated prior to the end of the applicable performance period, the executive will be immediately entitled to payment of the shares (and dividend shares) under certain circumstances.

If a change in control occurred on December 31, 2011, the transaction would have occurred prior to the third anniversary of the grant date of the outstanding performance-based restricted shares held by Messrs. Herington, Kovzan, Bradley, and Knapp, which were granted on February 3, 2009, prior to the second anniversary of the grant date of the outstanding performance-based restricted shares held by the four executives, which were granted on February 1, 2010, and prior to the first anniversary of the grant date of the outstanding performance-based restricted shares held by the four executives, which were granted on March 7, 2011.  Accordingly, the outstanding performance-based shares (and dividend shares) related to the February 3, 2009 and February 1, 2010 grants would become fully vested based upon the Company’s actual performance as if the performance period ended on December 31 immediately preceding the change in control date, adjusted for the shortened performance period, and the outstanding performance-based shares (and dividend shares) related to the March 7, 2011 grant would become fully vested as if the Company achieved its "target" performance goal (as defined in the Agreement).  Assuming the change in control, as of December 31, 2011, (a) Mr. Herington would own 155,107 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $2,064,474, (b) Mr. Kovzan would own 74,495 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $991,528, (c) Mr. Bradley would own 74,495 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $991,528, and (d) Mr. Knapp would own 74,495 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $991,528.  Mr. Thornburgh had no unvested performance-based restricted shares at December 31, 2011.

Annual Incentive Plan

Messrs. Herington, Kovzan, Bradley, Knapp, and Thornburgh are each eligible participants under the Company's annual cash incentive plans, which provide each executive with an annual cash incentive payment generally based on a percentage of his base salary if and to the extent pre-established Company performance goals are met for a given one-year performance period.  The performance goals and potential payment amounts are established on an annual basis.

Under the plan, if the executive voluntarily terminates his employment or if the executive's employment is terminated for "cause," all amounts payable to the executive under the annual cash incentive plan are forfeited.  The plan references the executive's employment agreement for the definition of "cause."  If the executive's employment is terminated prior to the end of the performance period due to death, disability or retirement, the executive will be entitled to pro rata portion of the annual cash incentive payment based upon the number of days the executive was employed during the performance period and the Company's actual performance.  Upon a "change in control," which the plan defines in substantially the same way as the employment agreements, Messrs. Herington, Kovzan, Bradley, and Knapp are immediately entitled to his annual cash incentive payment as if the Company achieved its "target" performance goal (as provided in their plan), and Mr. Thornburgh would immediately be entitled to his annual cash incentive payment based upon 20% of his annual salary.

If a change in control occurred December 31, 2011, the executives would be entitled to the following payments based on the 2011 "target" performance goal:  (a) Mr. Herington would be entitled to $303,750, (b) Mr. Kovzan would be entitled to $165,000, (c) Mr. Bradley would be entitled to $165,000, and (d) Mr. Knapp would be entitled to $165,000.  Mr. Thornburgh would be entitled to a payment of $46,350 based upon 20% of his annual base salary.

_________________

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 5, 2012, certain information about shares of the Company's Common Stock beneficially owned by (i) each director; (ii) each stockholder who the Company knows is a beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock (based on SEC filings); (iii) the named executive officers, and (iv) all directors and named executive officers as a group.  Unless otherwise provided in the table below, the mailing address of the 5% beneficial owners is NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

	Shares Beneficially Owned(1)
	Number	Percentage(2)
Named Executive Officers and Directors
Ross C. Hartley (3)	2,276,069	3.5%
William F. Bradley, Jr. (4)	1,379,000	2.1%
Harry H. Herington (5)	1,110,059	1.7%
Stephen M. Kovzan (6)	172,134	*
Robert W. Knapp (7)	104,253	*
Ron E. Thornburgh (8)	22,433	*
Art N. Burtscher (9)	197,515	*
Daniel J. Evans (10)	138,258	*
Pete Wilson (11)	80,518	*
Alexander C. Kemper (12)	36,303	*
William M. Lyons (13)	28,799	*
Karen S. Evans (14)	1,860	*
C. Brad Henry (15)	1,860	*
All executive officers and directors as a group (13 persons)(16)	5,549,061	8.5%

5% Stockholders

Brown Capital Management, LLC (17) 1201 N. Calvert Street Baltimore, Maryland 21202	6,601,236	10.1%

BlackRock, Inc. (18) 40 East 52nd Street New York, New York 10022	5,448,885	8.3%

*	Less than 1%

(1)
This table is based upon information supplied by officers, directors, principal stockholders and the Company's transfer agent, and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 65,303,195 shares of the Company's Common Stock outstanding as of March 5, 2012, adjusted as required by the rules promulgated by the SEC.

(2)
For purposes of determining percentages of shares beneficially owned, the Company does not include in the number of outstanding shares those shares subject to performance-based restricted awards which are not scheduled to vest within 60 days of March 5, 2012, because the holders of such shares have no voting or disposition rights with respect to the shares.  All shares subject to service-based restricted stock awards, which have voting rights, are included in outstanding shares.

(3)
Shares beneficially owned by Mr. Hartley include 29,663 shares directly owned, 2,052,500 shares owned by Ross C. Hartley Family Investments LLC, 175,992 shares held in a trust for the benefit of Mr. Hartley's son for which Mr. Hartley is the trustee and 17,914 shares of unvested service-based restricted stock.  In his Schedule 13D filings with the SEC, Mr. Hartley reported that he and his spouse have shared voting and dispositive power over the shares held by Ross C. Hartley Family Investments LLC and that his spouse holds a majority of the voting interest in Ross C. Hartley Family Investments LLC.

(4)	Shares beneficially owned by Mr. Bradley include 1,379,000 shares directly owned, including 41,124 shares of unvested service-based restricted stock.

(5)
Shares beneficially owned by Mr. Herington include 1,110,059 shares directly owned, including 75,256 shares of unvested service-based restricted stock and 27,758 shares held for the benefit of Mr. Herington's minor children.

(6)	Shares beneficially owned by Mr. Kovzan include 172,134 shares directly owned, including 41,124 shares of unvested service-based restricted stock.

(7)	Shares beneficially owned by Mr. Knapp include 104,253 shares directly owned, including 44,066 shares of unvested service-based restricted stock.

(8)	Shares beneficially owned by Mr. Thornburgh include 22,433 shares directly owned, which relate entirely to shares of unvested service-based restricted stock.

(9)	Shares beneficially owned by Mr. Burtscher include 197,515 shares directly owned, including 17,914 shares of unvested service-based restricted stock.

(10)	Shares beneficially owned by Governor Evans include 138,258 shares directly owned, including 17,914 shares of unvested service-based restricted stock.

(11)	Shares beneficially owned by Governor Wilson include 80,518 shares directly owned, including 17,914 shares of unvested service-based restricted stock.

(12)	Shares beneficially owned by Mr. Kemper include 36,303 shares directly owned, including 17,914 shares of unvested service-based restricted stock.

(13)	Shares beneficially owned by Mr. Lyons include 28,799 shares directly owned including 12,241 shares of unvested service-based restricted stock.

(14)	Shares beneficially owned by Ms. Evans include 1,860 shares directly owned, which relate entirely to shares of unvested service-based restricted stock.

(15)	Shares beneficially owned by Governor Henry include 1,860 shares directly owned, which relate entirely to shares of unvested service-based restricted stock.

(16)	Shares held by all executive officers and directors as a group include 329,534 shares of unvested service-based restricted stock.

(17)
Based on information set forth in Amendment No. 4 to the Schedule 13G filed with the SEC on February 13, 2012.  According to the Schedule 13G, as amended, shares beneficially owned by Brown Capital Management, LLC include 6,601,236 shares owned by various investment advisory clients of Brown Capital Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(18)
Based on information set forth in Amendment No. 1 to the Schedule 13G filed with the SEC on February 10, 2012.  According to the Schedule 13G, shares beneficially owned by BlackRock, Inc. include 5,448,885 shares owned by various investment advisory clients of BlackRock, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

The SEC requires the Company's directors and officers, and stockholders who own more than 5% of the Company's Common Stock, to report their ownership of the Company's Common Stock and any changes in that ownership to the SEC and NASDAQ.  Officers and directors, and stockholders owning more than 5% of the Company's Common Stock, must provide the Company with copies of all such forms that they file.

_________________

ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 2 ON PROXY CARD)

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these materials.  This proposal, commonly referred to as a "say on pay" proposal, gives stockholders the opportunity to express their views on the compensation of the named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the Company’s compensation program.

The Company is asking stockholders to approve the 2011 compensation of our named executive officers as disclosed in these materials by adopting the following advisory resolution at the 2012 annual meeting:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

At the Company's prior Annual Meeting of Stockholders held in May 2011, a substantial majority of the votes cast on the “say on pay” resolution were voted in favor of the resolution.

As described in detail under "Compensation Discussion and Analysis" the Company’s compensation program is designed to motivate its executives to create a successful company.  The Company believes that its executive compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including service-based and performance-based restricted stock that vests over a period of years), which was influenced by evaluating the executive compensation of peer companies and the broader market, rewards sustained performance that is aligned with long-term stockholder interests.  Stockholders are encouraged to read the "Executive Compensation," "Compensation Discussion and Analysis" and "Employment Agreements and Severance Payments" sections of this proxy statement, the accompanying compensation tables and related narrative disclosure included in the "Compensation Tables" section of this proxy statement and the other compensation-related disclosure contained elsewhere in this proxy statement for more information regarding our executive compensation program.

Although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will continue to consider the outcome of the vote when making future executive compensation decisions.  The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

The Board of Directors unanimously recommends a vote FOR approval of the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

_________________

APPROVAL OF THE NIC INC. EXECUTIVE INCENTIVE PLAN (ITEM 3 ON PROXY CARD)

Purpose of the Plan

As a result of the growth of the Company and the increases in the price of its common stock in recent years, NIC has begun to exceed the limits under the Internal Revenue Code on its ability to deduct from its income taxes compensation that is paid to certain of its executive officers.  The Company is satisfied with and intends to continue its current executive compensation programs as described under the Compensation Discussion and Analysis, but also wishes to improve its ability to deduct the compensation its pay from its income taxes and to realize the related tax savings.

In order to accomplish these goals, our Board of Directors has adopted, subject to stockholder approval, the NIC Inc. Executive Incentive Plan (the "Incentive Plan" or "Plan").  The Plan does not change the Company’s existing compensation programs and does not increase the number of shares of NIC common stock ("Shares") that have been authorized by stockholders for issuance under its stock plans. The Plan is designed to provide a framework for granting performance-based compensation under our current and future compensation programs which is deductible from our income taxes under the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code and the related regulations (the “Code”) provide that the Company may not deduct compensation in excess of $1 million for services performed by specified executive officers, who will usually be its named executive officers other than the chief financial officer. However, if compensation meets the criteria for "qualified performance-based compensation," the Company may deduct that compensation without limit under Section 162(m).  One of the conditions for meeting the "qualified performance-based compensation" requirement is periodic stockholder approval of the material terms of the performance goals under which the compensation is paid. The Company has included performance goals for approval by the stockholders in the Plan.

If the stockholders approve the Incentive Plan, the Company believes that performance based restricted stock awards and annual cash incentives awarded under its existing plans through the Incentive Plan beginning on January 1, 2013 will be fully tax-deductible to NIC, potentially generating substantial tax savings. Salary and service-based restricted stock awards are not expected to be awarded through the Plan because they do not qualify as "performance-based compensation."

The Company’s Board of Directors has determined that it is appropriate and in the best interests of the stockholders to maximize the tax deductibility of amounts payable under its existing and future compensation plans. The Board of Directors has determined, by resolution adopted on January 30, 2012, to submit the Incentive Plan to stockholders for their approval at this year's Annual Meeting.

General Description of the Incentive Plan

The following general description of the Incentive Plan is qualified in its entirety by reference to the text of the Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement. Stockholders are urged to read the Incentive Plan in its entirety.

 Administration

The Plan will be administered by the Compensation Committee (the "Committee"). All members of the Committee are required to qualify as "outside directors" as defined under Code Section 162(m).  The Committee will have full power and authority to administer and interpret the provisions of the Incentive Plan and to adopt rules and regulations for the administration of the Incentive Plan. Except with respect to certain matters required to be determined by the Committee, the Committee may delegate to any officer or employee the authority to administer and interpret the procedural aspects of the Incentive Plan.

 Eligibility and Participation

Only those executive officers and key employees of the Company who are selected by the Committee will be eligible to participate in the Incentive Plan.  The Company estimates that each year between four and eight executive officers or management-level employees will receive compensatory awards under its other plans and programs that will be subject to the Incentive Plan.  Included within the group of individuals eligible to receive awards under the Incentive Plan are all of the named executive officers.

 Applicability to Company Performance Awards and Company Plans

The Plan will serve as a Code Section 162(m) plan and will apply to all forms and types of compensatory awards granted under other Company plans and programs that are designated by the Committee (the "Awards").  The terms and conditions of this Plan will supplement other Company-sponsored compensation arrangements and Awards.

 Incentive Periods

The applicable performance period (the "Incentive Period") for the Incentive Plan will generally be the Company’s fiscal year beginning on January 1 and ending on December 31;  provided, that the Committee may designate different Incentive Periods which may also exceed or be less than a 365-day period.

Before the earlier of the 90th day of each Incentive Period or the day on which 25 percent of the Incentive Period has elapsed, the Committee will establish in writing, with respect to such Incentive Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of performance compensation payable.  For any Incentive Period, such goals, objectives and compensation formulae or methods must be established so that the outcome of the goal or objective is substantially uncertain at the time the Committee actually establishes the goal or objective.

Performance Goals

The specific performance goals for Awards granted pursuant to the Plan will be established, on an absolute or relative basis, based on one or more of the following business criteria ("Business Criteria") for the Company on a segregated or consolidated basis, or for one or more of the Company's subsidiaries, segments, divisions, or business units, as selected by the Committee:

(i)	Earnings measures (either in the aggregate or on a per-Share basis), including or excluding one or more of interest, taxes, depreciation, amortization or other financial accounting measurements;

(ii)	Operating profit (either in the aggregate or on a per-Share basis);

(iii)	Operating income (either in the aggregate or on a per-Share basis);

(iv)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-Share basis);

(v)	Net income or loss (either in the aggregate or on a per-Share basis);

(vi)	Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(vii)
Cash flow returns, including cash flow returns on invested capital (cash flow from operating activities minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest bearing current liabilities);

(viii)	Ratio of debt to debt plus equity;

(ix)	Net borrowing;

(x)	Credit quality or debt ratings;

(xi)	Inventory levels, inventory turn or shrinkage;

(xii)	Revenues;

(xiii)	Free cash flow (either in the aggregate or on a per-Share basis);

(xiv)	Reductions in expense levels, determined either on a Company-wide basis or with respect to any one or more business units;

(xv)	Operating and maintenance cost management and employee productivity;

(xvi)	Gross margin;

(xvii)	Return measures (including return on assets, investment, equity, or sales);

(xviii)	Productivity increases;

(xix)
Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(xx)	Growth or rate of growth of any of the above Business Criteria set forth in this Section;

(xxi)
Achievement of business criteria, consisting of one or more objectives based on meeting specified revenue, market share, customer sales, new and existing business development, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, customer satisfaction, and goals relating to acquisitions or divestitures;

(xxii)	Preservation of Company or stockholder value during adverse business conditions; and/or

(xxiii)	Accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions.

The applicable Business Criteria may be applied on a pre- or post-tax basis, and the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, and any unusual, nonrecurring gain or loss.  As established by the Committee, the Business Criteria may include GAAP and non-GAAP financial measures. The Business Criteria will also include any performance goals which are set forth in any other Company bonus, incentive or other compensation-related plan, if any, which has been approved by stockholders. To the extent consistent with Code Section 162(m), performance goals may be based upon a participant's attainment of personal objectives with respect to any of the above-listed Business Criteria.

Actual target levels for Awards will be determined by the Committee.  Measurements of the Company’s or a participant's performance against the performance goals established by the Committee must be objectively determinable.

 Determination of Amounts of Awards Earned

As soon as practicable after the end of each Incentive Period, the Committee will certify, in writing (unless Code Section 162(m) does not require certification in writing), to what extent the Company and the participant(s) have achieved the performance goal or goals for such Incentive Period, including the specific target objective or objectives and the satisfaction of any other material terms of the Award, and the Committee will calculate the amount of each participant's Award.  The Committee will have no discretion to increase the amount of any participant's Award, but may retain the discretion to reduce the amount of or totally eliminate any Award.

 Limitations on Amounts of Awards

With respect to any compensation paid in cash (other than cash payments relating to the settlement of equity-based Awards), no participant's payment under the Incentive Plan during any single calendar year will exceed 200% of the participant's base annual salary as in effect on the last day of the most recently ended Company fiscal year, or $2.5 million, whichever is less.

With respect to any equity-based Award that could be payable in Shares (e.g., stock options, stock-settled stock appreciation rights, performance-based restricted stock or performance-based restricted stock units) or any equity-based Award that could be payable in cash but in an amount determined based solely on the then-fair-market-value of the Shares underlying the Award (e.g., performance-based restricted stock units or cash-settled stock appreciation rights), no participant may be granted equity-based Awards subject to the Plan in any single calendar year for more than 200,000 Shares.  If a Company stockholder-approved equity plan contains a lower limit, the lower limit in that plan will control.  If any change is made in the Shares without the receipt of consideration by the Company (e.g., through stock dividend, stock split etc.), the above maximum Share limitation will be appropriately and automatically adjusted to reflect such change.

 Payment of Awards

Approved Awards will be payable to each participant, or to such participant's estate in the event of his death, as soon as practicable after the end of each Incentive Period, and after the Committee has certified in writing that the relevant performance goals were achieved.

Unless the Company has adopted a deferred compensation plan and the participant has made a valid deferral election under such plan, all payments under this Plan are intended to be exempt from Code Section 409A pursuant to the "short-term deferral" exception provided in Treasury Regulation Sections 1.409A-1(b)(4) and the Plan will be interpreted to achieve this result.  The Company is not responsible for any tax or penalty owed by participant with respect to the payments under the Plan.

 Other Terms and Conditions

As determined appropriate by the Company and as necessary for certain payments of compensation to remain exempt from Code Section 162(m)'s deduction limitation, the Incentive Plan will be submitted to the stockholders for reapproval if the Business Criteria described above are materially changed and, in any event, will be submitted to be reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Business Criteria to the extent required under Code Section 162(m).

By participating in the Incentive Plan, each participant is deemed to have acknowledged that any amount paid pursuant to the Incentive Plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that will require the Company to recover certain amounts of incentive compensation paid to certain executive officers if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under any applicable securities laws.

New Plan Benefits

The Board of Directors has not made any grants of awards under the Incentive Plan that are conditioned upon stockholder approval of the proposed Incentive Plan. It is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of individuals if the Incentive Plan is approved.

Required Vote

The affirmative vote of the holders of a majority of all the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the Incentive Plan.  Proxies solicited by the Board will be voted in favor of approving the Incentive Plan unless a stockholder has indicated otherwise on the proxy.

The Board of Directors unanimously recommends a vote FOR approval of the Incentive Plan.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4 ON PROXY CARD)

The Audit Committee considered the performance and qualifications of PricewaterhouseCoopers LLP, the Company's current independent registered public accounting firm.  In consultation with management and PricewaterhouseCoopers LLP, the Audit Committee also considered whether the provision of services by the independent registered public accounting firm is compatible with maintaining the independence of PricewaterhouseCoopers LLP.  The Audit Committee has reappointed PricewaterhouseCoopers LLP to audit the Company's consolidated financial statements and the Company's internal control over financial reporting for the year ending December 31, 2012.

Fees billed to the Company by PricewaterhouseCoopers LLP for services rendered during fiscal year 2011 and 2010 were as follows:

	2011	2010
Audit fees	$808,000	$825,000
Audit-related fees	137,000	204,000
Tax fees	205,000	254,000
All other fees	-	-
Total fees	$1,150,000	$1,283,000

Audit fees include audits of the annual consolidated financial statements on Form 10-K and reviews of quarterly consolidated financial statements on Form 10-Q, as well as the audit of the Company's internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.  For 2011 and 2010, audit fees also included regulatory audits, audits of financial statements for certain subsidiaries of the Company and services rendered in connection with an SEC investigation and Audit Committee review of expense reporting by certain officers of the Company.  Audit-related fees primarily include audits of benefit plan financial statements, consultations concerning accounting standards, reporting standards and internal controls and attest services relating to Statement on Standards for Attestation Engagements No. 16 reports.  Tax fees consist primarily of fees billed for tax compliance and, to a lesser extent, tax advice.

The Audit Committee has adopted policies and procedures for the pre-approval of all fee estimates and services to be provided by the independent registered public accounting firm to the Company and its subsidiaries.  The Audit Committee's policy is to pre-approve all auditing services and non-audit services to be provided by the independent registered public accounting firm. Additionally, each permissible non-audit service provided in 2011 was reviewed and pre-approved by the Audit Committee.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of all the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.  Proxies solicited by the Board will be voted in favor of ratification unless a stockholder has indicated otherwise on the proxy.  If this appointment is not ratified by the stockholders, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.

_________________

SUBMISSION OF STOCKHOLDER PROPOSALS

A stockholder may submit a proposal for inclusion in the Company's 2013 Proxy Statement.  In order for the proposal to be considered, the Company must receive the proposal no later than November 21, 2012.  All proposals must comply with the rules of the SEC for eligibility and type of stockholder proposal.  Stockholder proposals should be addressed to:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

If a stockholder does not wish to submit a proposal for inclusion in next year's proxy statement, but instead wishes to present it directly at the 2013 Annual Meeting, NIC's Bylaws require that the Company receive the proposal no earlier than January 1, 2013, and no later than January 31, 2013, and that the stockholder submitting the proposal and the proposal meet certain requirements specified by the Bylaws.  Requests for a copy of the Bylaw requirements should be addressed to the Corporate Secretary at the address provided above.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on review of the copies of such reports provided to the Company, the Company believes that all required filings in 2011 were made in a timely fashion, except that Mr. Kemper did not timely file a Form 4 for a transaction that occurred in August 2011, but such Form 4 was subsequently filed.

_________________

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the persons who served on the Company's Compensation Committee during the last completed fiscal year (Art. N. Burtscher, Daniel J. Evans, Karen S. Evans, C. Brad Henry, Alexander C. Kemper, William M. Lyons and Pete Wilson) (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

None of the Company's executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee of another entity, one of whose executive officers served on the Company's Compensation Committee; (ii) director of another entity, one of whose executive officers served on the Company's Compensation Committee; or (iii) member of the compensation committee of another entity, one of whose executive officers served as the Company's director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures with Respect to Related Person Transactions

NIC has adopted a written policy governing the review, approval or ratification of "Related Person Transactions," as described below (the "Policy").

Related Person Transactions

For the purposes of the Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of the Policy, a "Related Person" means: (1) any person who is, or at any time since the beginning of NIC's last fiscal year was, a director or executive officer of NIC or a nominee to become a director of NIC; (2) any person who is known to be the beneficial owner of more than 5% of any class of NIC's voting securities; (3) any immediate family member of any of the foregoing persons (as defined in the Policy) and any person (other than a tenant or employee) sharing the household of any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Approval Procedures

Related Person Transactions that are identified as such prior to their consummation or amendment shall be consummated or amended only if the following steps are taken:

(1)
Prior to entering into the Related Person Transaction (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the business unit or function/department leader responsible for the potential Related Person Transaction shall provide notice to the Corporate Governance and Nominating Committee (the "Committee") of the facts and circumstances of the proposed Related Person Transaction, including certain information specified in the Policy.  The Committee will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

(2)
If the Committee determines that the proposed transaction is a Related Person Transaction, the proposed Related Person Transaction shall be submitted to the Committee for consideration at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for NIC to wait until the next Committee meeting, to the Chair of the Committee (who will possess delegated authority to act between Committee meetings).

(3)
The Committee, or where submitted to the Chair, the Chair, shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person.  The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of NIC and its stockholders, as the Committee (or the Chair) determines in good faith.

(4)	The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority.

Ratification Procedures

Under the Policy, the Company's accounting department, under the supervision of the Chief Financial Officer, shall produce periodic reports as the Chair of the Committee shall direct, but no less often than annually, of any amounts paid or payable to, or received or receivable from, any Related Person.

In the event the Chief Executive Officer or Chief Financial Officer, or any other executive officer becomes aware, as a result of the reports described above or otherwise, of a Related Person Transaction that has not been previously approved or previously ratified under the Policy:

(1)
If the transaction is pending or ongoing, it will be submitted to the Committee or Chair of the Committee promptly, and the Committee or Chair shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  The Committee shall not ratify any Related Person Transaction that is not in the best interests of the Company and its stockholders.  Based on this analysis, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction; and

(2)
If the transaction is completed, the Committee or Chair shall evaluate the transaction, taking into account all of the relevant facts and circumstances available to the Committee or Chair, to determine if rescission of the transaction and/or any disciplinary action is appropriate, and shall request an evaluation of NIC's controls and procedures to ascertain the reason the transaction was not submitted to the Committee or Chair for prior approval and whether any changes to these procedures are recommended.

Review of Ongoing Transactions

At the Committee's first meeting of each fiscal year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from NIC.  Based on all relevant facts and circumstances, taking into consideration NIC's contractual obligations, the Committee shall determine if it is in the best interests of NIC and its stockholders to continue, modify or terminate the Related Person Transaction.

Charitable Contributions

Proposed charitable contributions, or pledges of charitable contributions, by NIC to a charitable or non-profit organization identified on the roster of Related Persons shall be subject to prior review and approval by the Committee at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, by the Chair.  In addition, each named executive officer (as defined above) shall report to the Committee on a quarterly basis, charitable contributions in excess of $120,000, in the aggregate, by NIC's named executive officers and their spouses to charitable or non-profit organizations identified on the roster of Related Persons.

Disclosure

All Related Person Transactions that are required to be disclosed in NIC's filings with the SEC, as required by the Securities Act of 1933 and the Exchange Act and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

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OTHER BUSINESS

The Board of Directors knows of no other business which will be presented at the meeting.  If any other business is properly brought before the Annual Meeting, the proxies in the enclosed form will be voted by the persons voting the proxies.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

William F. Bradley, Jr.
Corporate Secretary
Olathe, Kansas
March 21, 2012

APPENDIX A

NIC INC.
EXECUTIVE INCENTIVE PLAN

OBJECTIVE

The NIC Inc. Executive Incentive Plan (the "Incentive Plan" or "Plan") is designed to reward value creation by providing competitive incentives for the achievement of performance goals, either on an annual basis or other predetermined period of time.  By providing market-competitive target awards, the Plan supports the attraction and retention of senior executive talent critical to achieving the strategic business objectives of NIC Inc. (the "Company").  The Incentive Plan is also intended to secure the full deductibility of bonus compensation payable to the Company’s Chief Executive Officer, and any other executive officer (collectively the "Covered Employees"), whose compensation is potentially subject to the tax deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").  All compensation payable hereunder to such Covered Employees is intended to qualify as "performance-based compensation" as described in Code Section 162(m)(4)(C) and may be payable either in cash or, if permitted under a Company stockholder-approved equity plan, shares of the Company's common stock ("Shares").

ELIGIBILITY AND PARTICIPATION

Only those executive officers and key employees of the Company who are selected by the Compensation Committee or other committee (the "Committee") of the Company’s Board of Directors (the "Board") shall be eligible to receive Awards under and participate in the Incentive Plan.  Before or at the time performance objectives are established for an "Incentive Period," as defined below, the Committee will designate in writing which executive officers and key employees are among those who may be eligible to participate in the Incentive Plan, and shall in fact be participants for such Incentive Period.

APPLICABILITY TO COMPANY PERFORMANCE AWARDS AND COMPANY PLANS

The Plan shall serve as a Code Section 162(m) "platform" or "umbrella" plan such that, to the maximum extent permitted by law, this Plan applies to all forms and types of compensatory arrangements, awards, programs or plans sponsored or maintained by the Company and designated by the Committee as being subject to this Plan (the "Awards").  To the extent applicable and not inconsistent with the terms of any other Company-sponsored compensation plan, with the Board's and Company stockholders' approval of this Incentive Plan, the terms and conditions of this Plan shall supplement such other Company-sponsored compensation arrangements and Awards.  Without limiting the foregoing, performance-based restricted stock or any other performance-based award granted under another of the Company's stockholder-approved equity compensation plans, including the Company's 2006 Amended and Restated Stock Option and Incentive Plan, if subject to the performance criteria and granted pursuant to the procedures, parameters and conditions set forth in this Plan to the extent required by Code Section 162(m), shall be eligible to qualify as performance-based compensation and be exempt from Code Section 162(m)'s deduction limitations.

PLAN YEAR, INCENTIVE PERIODS AND INCENTIVE OBJECTIVES

The applicable performance period (the "Incentive Period") for the Incentive Plan shall generally be the Company's fiscal year beginning on January 1 and ending on December 31;  provided, however, that the Committee shall have the authority to designate different Incentive Periods and any such alternative Incentive Periods may exceed or be less than a 365-day period.

Before the earlier of the 90th day of each Incentive Period or the day on which 25 percent of the Incentive Period has elapsed, the Committee shall establish in writing, with respect to such Incentive Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of performance compensation payable to each participant under the Incentive Plan if the performance goals are attained.  Notwithstanding the immediately preceding sentence, for any Incentive Period, such goals, objectives and compensation formulae or methods must be established such that the outcome of the goal or objective is substantially uncertain at the time the Committee actually establishes the goal or objective.

Any type of Award that is eligible to be granted under the Plan may be granted to officers and employees as awards intended to satisfy the requirements of "performance-based compensation" within the meaning of Code Section 162(m) ("Performance Awards").  The specific performance goals for Performance Awards shall be established, on an absolute or relative basis, based on one or more of the following business criteria ("Business Criteria") for the Company on a segregated or consolidated basis, or for one or more of the Company's subsidiaries, segments, divisions, or business units, as selected by the Committee:

(i)	Earnings measures (either in the aggregate or on a per-Share basis), including or excluding one or more of interest, taxes, depreciation, amortization or other financial accounting measurements;

(ii)	Operating profit (either in the aggregate or on a per-Share basis);

(iii)	Operating income (either in the aggregate or on a per-Share basis);

(iv)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-Share basis);

(v)	Net income or loss (either in the aggregate or on a per-Share basis);

(vi)	Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(vii)
Cash flow returns, including cash flow returns on invested capital (cash flow from operating activities minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest bearing current liabilities);

(viii)	Ratio of debt to debt plus equity;

(ix)	Net borrowing;

(x)	Credit quality or debt ratings;

(xi)	Inventory levels, inventory turn or shrinkage;

(xii)	Revenues;

(xiii)	Free cash flow (either in the aggregate or on a per-Share basis);

(xiv)	Reductions in expense levels, determined either on a Company-wide basis or with respect to any one or more business units;

(xv)	Operating and maintenance cost management and employee productivity;

(xvi)	Gross margin;

(xvii)	Return measures (including return on assets, investment, equity, or sales);

(xviii)	Productivity increases;

(xix)
Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(xx)	Growth or rate of growth of any of the above Business Criteria set forth in this Section;

(xxi)
Achievement of business criteria, consisting of one or more objectives based on meeting specified revenue, market share, customer sales, new and existing business development, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, customer satisfaction, and goals relating to acquisitions or divestitures;

(xxii)	Preservation of Company or shareholder value during adverse business conditions; and/or

(xxiii)	Accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions;

provided that applicable Business Criteria may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, and any unusual, nonrecurring gain or loss.  As established by the Committee, the Business Criteria may include, without limitation, GAAP and non-GAAP financial measures. In addition to the foregoing Business Criteria, the Business Criteria shall also include any performance goals which are set forth in any other Company bonus, incentive or other compensation-related plan, if any, which has been approved by the Company's stockholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m).

Target levels for Awards are determined by the Committee.  To the extent consistent with the goal of providing for deductibility under Code Section 162(m), performance goals may be based upon a participant's attainment of personal objectives with respect to any of the above-listed Business Criteria.  Measurements of the Company’s or a participant's performance against the performance goals established by the Committee shall be objectively determinable.

DETERMINATION OF AMOUNTS OF AWARDS EARNED

As soon as practicable after the end of each Incentive Period, the Committee shall certify, in writing (unless Code Section 162(m) does not require certification in writing), to what extent the Company and the participant(s) have achieved the performance goal or goals for such Incentive Period, including the specific target objective or objectives and the satisfaction of any other material terms of the Award, and the Committee shall calculate the amount of each participant's Award earned for such Incentive Period based upon the performance goals, objectives and computation formulae or methods for such Incentive Period.  The Committee shall have no discretion to increase the amount of any participant's Award, but may reduce the amount of or totally eliminate such Award, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors.

Except as provided below with respect to cash payments relating to the settlement of equity-based Awards, with respect to any compensation paid in cash, no participant's payment under this Incentive Plan during any single calendar year shall exceed the lesser of 200% of the participant's base annual salary as in effect on the last day of the most recently ended Company fiscal year, or $2.5 million.

Subject to adjustment as provided below, with respect to any equity-based Award that could be payable in Shares (e.g., stock options, stock-settled stock appreciation rights, performance-based restricted stock or performance-based restricted stock units) or any equity-based Award that could be payable in cash but in an amount determined based solely on the then fair market value of the Shares underlying such Award (e.g., performance-based restricted stock units or cash-settled stock appreciation rights) (collectively, "Stock Awards"), in no event may any one participant be granted Stock Awards subject to this Plan in any single calendar year covering more than 200,000 Shares; provided, however, that to the extent a Company stockholder-approved equity plan contains a lower limitation, the lower limitation in that plan shall control.  If any change is made in the Shares without the receipt of consideration by the Company (e.g., through stock dividend, stock split etc.), the above maximum Share limitation shall be appropriately and automatically adjusted to reflect such change.

PAYMENT OF AWARDS

Subject to the payment provisions of this Section 6, approved Awards shall be payable by the Company to each participant, or to such participant's estate in the event of his death, as soon as practicable after the end of each Incentive Period, and after the Committee has certified in writing that the relevant performance goals were achieved.  At the sole discretion of the Committee, Awards may be payable in cash or in an equivalent number of shares of the Company’s common stock issued, pursuant to and under one or more of the Company’s stockholder-approved stock incentive plans.

An Award that would otherwise be payable to a participant who is not employed by the Company or one of its subsidiaries on the last day of an Incentive Period shall be paid in accordance with rules and regulations adopted by the Committee for the administration of the Incentive Plan or any other agreement between the Company and the participant.

Unless the Company has adopted a deferred compensation plan and the participant has made a valid deferral election under such plan, all payments under this Plan are intended to be exempt from Code Section 409A pursuant to the "short-term deferral" exception provided in Treasury Regulation Sections 1.409A 1(b)(4) and the Plan will be interpreted to achieve this result.  Accordingly, all payments under this Plan will be paid no later than March 15 of the calendar year following the year in which a participant's right to a payment under this Plan is no longer subject to a substantial risk of forfeiture.  In no event is the Company responsible for any tax or penalty owed by participant with respect to the payments under this Plan.

OTHER TERMS AND CONDITIONS

Unless otherwise permitted under Code Section 162(m), no Awards shall be paid under the Incentive Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Incentive Plan, including the Business Criteria described above in Section 4 of the Incentive Plan, are disclosed to the Company’s stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy (including abstentions, to the extent that abstentions are counted as voting under applicable state law).  As determined appropriate by the Company and as necessary for certain payments of compensation to remain exempt from Code Section 162(m)'s deduction limitation, the Incentive Plan will be submitted to the stockholders for reapproval if the Business Criteria stated above in Section 4 are materially changed and, in any event, will be submitted to be reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Business Criteria.

No person shall have any legal claim to be granted an Award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly.  Except as may be otherwise required by law, Awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary.  Cash Awards under the Incentive Plan shall be payable from the general assets of the Company, and no participant shall have any claim with respect to any specific assets of the Company.

Neither the Incentive Plan nor any action taken under the Incentive Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any participant's compensation at any level.

The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes, or any amounts owed by the executive of the Company or any of its subsidiaries.

By participating in the Incentive Plan, each participant is deemed to have acknowledged that any amount paid pursuant to the Incentive Plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) that will require the Company to recover certain amounts of incentive compensation paid to certain executive officers if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under any applicable securities laws.  By participating in the Plan, each participant agrees and consents to any forfeiture or required recovery or reimbursement obligations of the Company with respect to any compensation paid that is forfeitable or recoverable by the Company pursuant to Dodd-Frank and in accordance with any Company policies and procedures adopted by the Committee in order to comply with Dodd-Frank, as the same may be amended from time to time.

ADMINISTRATION

All members of the Committee shall be persons who qualify as "outside directors" as defined under Code Section 162(m).  Until changed by the Board, the Compensation Committee of the Board shall constitute the Committee hereunder.

The Committee shall have full power and authority to administer and interpret the provisions of the Incentive Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee deems necessary or advisable.

Except with respect to matters which, under Section 162(m)(4)(C) of the Code, are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Incentive Plan, subject to the Incentive Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof, company counsel (inside or retained counsel), public accountants and other professional or expert persons.

The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time.  Unless otherwise prohibited by applicable law, any amendment required to conform the Incentive Plan to the requirements of Code Section 162(m) may be made by the Committee.  No amendment may be made to the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 4, or the maximum Award amount payable to any participant without stockholder approval, unless stockholder approval is not required in order for compensation paid to Covered Employees to constitute qualified performance-based compensation under Code Section 162(m).

No member of the Committee shall be liable for any action taken or omitted to be taken, or for any determination made by him or her in good faith with respect to the Incentive Plan and the Company shall indemnify and hold harmless each member of the Committee in accordance with the Company's Certificate of Incorporation and By-Laws as the same may be amended from time to time, and any indemnification agreement between the Company and such member of the Committee.

The rules, regulations and rights relating to the Incentive Plan shall be determined solely in accordance with the laws of the State of Delaware.

NIC the people behind eGovernment®

NICINC.
25501 WEST VALLEYPARKWAY
SUITE 300
OLATHE,KS 66061

VOTE BY INTERNET - www.proxyvote.com/nic
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date (the cut-off date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NIC Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTEBY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41880-P20656 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARDIS VALID ONLYWHENSIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NICINC.

The Board of Directors recommends you vote FORthe following:

Vote on Directors

1. Election of Directors

Nominees:

01) Harry H. Herington
02) Art N. Burtscher
03) Daniel J. Evans
04) Karen S. Evans
05) Ross C. Hartley
06) C. Brad Henry
07) Alexander C. Kemper
08) William M. Lyons
09) Pete Wilson

For All	Withhold All	For All Except
0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

The Board of Directors recommends you vote FORthe following proposals:

	For	Against	Abstain
2. To approve the compensation of the Company's named executive officers as disclosed in these materials.	0	0	0
3. To approve the NIC Inc. Executive Incentive Plan.	0	0	0
4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.	0	0	0

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR all nominees listed in item 1 and FOR items 2, 3 and 4.** If any other matters properly come before the meeting, the persons in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. 0

Please indicate if you plan to attend this meeting. 0 Yes 0 No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary please add your title as such. Joint owners should each sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M41881-P20656

NICINC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDOF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 1, 2012 AT 10:00 A.M.

The undersigned stockholder(s) hereby appoint Harry H. Herington and William F. Bradley, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NIC Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. CDT on May 1, 2012, at the Sheraton Overland Park Hotel at the Convention Center, 6100 College Boulevard, Overland Park, Kansas 66211, and any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder(s).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE **MARK, SIGN, DATE AND RETURN THIS PROXY CARD** PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side